Exhibit 2.1

EXECUTION COPY
MEMBERSHIP INTERESTS AND SHARES CONTRIBUTIONS AGREEMENT
among
MPLX LOGISTICS HOLDINGS LLC,
MPLX HOLDINGS INC.,
MPLX GP LLC,
MPLX LP,
and,
MPC INVESTMENT LLC
Dated September 1, 2017

MEMBERSHIP INTERESTS AND SHARES CONTRIBUTIONS AGREEMENT
THIS MEMBERSHIP INTERESTS AND SHARES CONTRIBUTIONS AGREEMENT (the “Agreement”) is entered into on September 1, 2017, by and among MPLX Logistics Holdings LLC, a Delaware limited liability company (“Logistics”), MPLX Holdings Inc., a Delaware corporation (“Holdings”), MPLX GP LLC, a Delaware limited liability company (“MPLX GP”), MPLX LP, a Delaware limited partnership (“MPLX”), and MPC Investment LLC, a Delaware limited liability company (“MPCI” and, collectively with Logistics, Holdings, MPLX GP and MPLX, the “Parties” and each individually a “Party”).
WITNESS:
WHEREAS, MPCI is the owner and holder of record of 100% of the outstanding limited liability company membership interests in MPL Louisiana Holdings LLC, a Delaware limited liability company (“Louisiana”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Logistics, which is a wholly owned subsidiary of MPCI, limited liability company membership interests in Louisiana representing 17.74% of the total outstanding limited liability company membership interests of Louisiana (the “Logistics Louisiana Membership Interests”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Holdings, which is a wholly owned subsidiary of MPCI, limited liability company membership interests in Louisiana representing 7.63% of the total outstanding limited liability company membership interests of Louisiana (the “Holdings Louisiana Membership Interests”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to MPLX GP, which is a wholly owned subsidiary of MPCI, limited liability company membership interests in Louisiana, representing 74.63% of the total outstanding limited liability company membership interests of Louisiana (the “MPLX GP Louisiana Membership Interests”);
WHEREAS, MPCI is the owner and holder of record of 100% of the outstanding limited liability company membership interests in Lincoln Pipeline LLC, a Delaware limited liability company (“Lincoln”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Logistics limited liability company membership interests in Lincoln representing 17.74%of the total outstanding limited liability company membership interests of Lincoln (the “Logistics Lincoln Membership Interests”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Holdings limited liability company membership interests in Lincoln representing 7.63% of the total outstanding limited liability company membership interests of Lincoln (the “Holdings Lincoln Membership Interests”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to MPLX GP limited liability company membership interest in Lincoln, representing 74.63% of the total outstanding limited liability company membership interests of Lincoln (the “MPLX GP Lincoln Membership Interests”);
WHEREAS, MPCI is the owner and holder of record of 5,372 shares of common stock (the “Explorer Shares”) of Explorer Pipeline Company, a Delaware corporation (“Explorer”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute 953 Explorer Shares to Logistics (the “Logistics Explorer Shares”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute 410 Explorer Shares to Holdings (the “Holdings Explorer Shares”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute 4,009 Explorer Shares to MPLX GP (the “MPLX GP Explorer Shares”);
WHEREAS, MPCI is the owner and holder of record of 58.52 shares of ownership interest (the “LOCAP Shares”) in LOCAP LLC, a Delaware limited liability company (“LOCAP”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute 10.38 LOCAP Shares to Logistics (the “Logistics LOCAP Shares”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute 4.47 LOCAP Shares to Holdings (the “Holdings LOCAP Shares”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute 43.67 LOCAP Shares to MPLX GP (the “MPLX GP LOCAP Shares”);
WHEREAS, on or about the Closing Date, MPLX will borrow money, a portion of which is equal to or in excess of the Cash Consideration (as defined herein), and, to the extent borrowed in advance of the Closing Date, MPLX has deposited and traced such amounts in specific accounts since the borrowing (the “Partnership Debt”);
WHEREAS, Logistics is willing and desires to contribute to MPLX and MPLX is willing to accept from Logistics, the Logistics Shares and the Logistics Membership Interests on the terms and conditions set out below;
WHEREAS, Holdings is willing and desires to contribute to MPLX and MPLX is willing to accept from Holdings, the Holdings Shares and the Holdings Membership Interests on the terms and conditions set out below;
WHEREAS, MPLX GP is willing and desires to contribute to MPLX and MPLX is willing to and accepts from MPLX GP, the MPLX GP Shares and the MPLX GP Membership Interests on the terms and conditions set out below; and
WHEREAS, the Parties are willing to make the representations, warranties and covenants and to provide the consideration described in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual representations, warranties and covenants in this Agreement, the Parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Capitalized terms used in this Agreement have the meanings and are subject to the rules of construction set forth in Appendix A.
ARTICLE II
CONTRIBUTIONS
Section 2.1    MPCI Contributions to Logistics. Immediately prior to the Effective Time and further subject to the terms and conditions provided for in this Agreement, MPCI agrees to contribute the Logistics Shares and the Logistics Membership Interests to Logistics.
Section 2.2    MPCI Contributions to Holdings. Immediately prior to the Effective Time and further subject to the terms and conditions provided for in this Agreement, MPCI agrees to contribute the Holdings Shares and the Holdings Membership Interests to Holdings.
Section 2.3    MPCI Contributions to MPLX GP. Immediately prior to the Effective Time and further subject to the terms and conditions provided for in this Agreement, MPCI agrees to contribute the MPLX GP Shares and MPLX GP Membership Interests to MPLX GP.
Section 2.4    Contribution of the Logistics Membership Interests and Logistics Shares to MPLX. Subject to the terms and conditions provided for in this Agreement, at the Effective Time, Logistics shall contribute, grant, bargain, convey, assign, transfer, set over and deliver to MPLX, its successors and assigns, for its and their own use forever, all of Logistics’ right, title and interest in and to the Logistics Shares and the Logistics Membership Interests.
Section 2.5    Contribution of the Holdings Membership Interests and Holdings Shares to MPLX. Subject to the terms and conditions provided for in this Agreement, at the Effective Time, Holdings shall contribute, grant, bargain, convey, assign, transfer, set over and deliver to MPLX, its successors and assigns, for its and their own use forever, all of Holdings’ right, title and interest in and to the Holdings Shares and the Holdings Membership Interests.
Section 2.6    Contribution of the MPLX GP Membership Interests and MPLX GP Shares to MPLX. Subject to the terms and conditions provided for in this Agreement, at the Effective Time, MPLX GP shall contribute, grant, bargain, convey, assign, transfer, set over and deliver to MPLX, its successors and assigns, for its and their own use forever, all of MPLX GP’s right, title and interest in and to the MPLX GP Shares and the MPLX GP Membership Interests.
ARTICLE III
CONSIDERATION
Section 3.1    Logistics Consideration. In consideration of the contribution by Logistics described in Section 2.4 and subject to the terms and conditions provided for in this Agreement, MPLX (a) agrees to issue to Logistics 3,350,893 Common Units (the “Logistics Issued Units”),

such Logistics Issued Units to be issued in accordance with Section 13.9, and (b) shall distribute to Logistics at the Closing in accordance with Section 13.3 $74,508,000 funded from the Partnership Debt (the “Logistics Cash Consideration”) in exchange for the Logistics Shares and the Logistics Membership Interests. For the avoidance of doubt, the foregoing number of Common Units was determined by dividing $111,762,000 by the simple average of the ten day trading volume weighted average NYSE price of a Common Unit for the ten trading days ending at market close on August 31, 2017.
Section 3.2    Holdings Consideration. In consideration of the contribution by Holdings described in Section 2.5 and subject to the terms and conditions provided for in this Agreement, MPLX (a) agrees to issue to Holdings 1,441,224 Common Units (the “Holdings Issued Units”), such Holdings Issued Units to be issued in accordance with Section 13.9, and (b) shall distribute to Holdings at the Closing in accordance with Section 13.3 $32,046,000 funded from the Partnership Debt (the “Holdings Cash Consideration”) in exchange for the Holdings Shares and the Holdings Membership Interests. For the avoidance of doubt, the foregoing number of Common Units was determined by dividing $48,069,000 by the simple average of the ten day trading volume weighted average NYSE price of a Common Unit for the ten trading days ending at market close on August 31, 2017.
Section 3.3    MPLX GP Consideration. In consideration of the contribution by MPLX GP described in Section 2.6 and subject to the terms and conditions provided for in this Agreement, MPLX (a) agrees to issue to MPLX GP 377,778 GP Units (the “MPLX GP Issued GP Units”) and 13,719,017 Common Units (the “MPLX GP Issued Common Units” and, collectively with the MPLX GP Issued GP Units, the “MPLX GP Issued Units” and, together with the Logistics Issued Units and Holdings Issued Units, the “Issued Units”), such MPLX GP Issued Units to be issued in accordance with Section 13.9 and (b) distribute to MPLX GP at the Closing $313,446,000 funded from the Partnership Debt (the “MPLX GP Cash Consideration”) in exchange for the MPLX GP Shares and the MPLX GP Membership Interests. For the avoidance of doubt, (i) the foregoing number of GP Units was determined by dividing $12,600,000 by the simple average of the ten day trading volume weighted average NYSE price of a Common Unit for the ten trading days ending at market close on August 31, 2017; and (ii) the foregoing number of Common Units was determined by dividing $457,569,000 by the simple average of the ten day trading volume weighted average NYSE price of a Common Unit for the ten trading days ending at market close on August 31, 2017.
ARTICLE IV
INDEMNIFICATION
Section 4.1    Indemnification by MPCI, Logistics, Holdings and MPLX GP.
(a)    Subject to Section 4.3, from and after the Closing Date, each of MPCI, Logistics, Holdings and MPLX GP shall, jointly and severally, indemnify, defend and hold harmless MPLX, and any other of MPLX’s Affiliates and its and their respective directors, members, officers, employees, and representatives (the “MPLX Indemnitees”), from and against any losses, liabilities, liens, encumbrances, costs, damages, deficiencies, diminution in value, judgments, demands, suits, assessments, charges, fines, penalties, or expenses (including reasonable attorneys’ fees and other costs of litigation) (“Losses”) actually suffered or incurred by any of them resulting from, related to, or arising out of (i) the breach of any representation or warranty of MPCI, Logistics, Holdings or MPLX GP contained in this Agreement, in any Exhibit or Appendix to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement; (ii) the breach of any covenant or agreement of MPCI, Logistics, Holdings or MPLX GP contained in this Agreement, in any Exhibit or Appendix to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement; or (iii) any Excluded Liabilities.
(b)    [RESERVED]
(c)    Solely for the purpose of indemnification pursuant to Section 4.1(a)(i), the representations and warranties of each of MPCI, Logistics, Holdings and MPLX GP in this Agreement shall be deemed to have been made without regard to any materiality or Material Adverse Effect qualifiers.
Section 4.2    Indemnification by MPLX. Subject to Section 4.3, from and after the Closing Date, MPLX will indemnify, defend and hold harmless MPCI, Logistics, Holdings, MPLX GP, each of their respective Affiliates and each of their respective Affiliates’ directors, members, officers, employees, and representatives (the “MPCI Indemnitees”), from and against any Losses actually suffered or incurred by any of them resulting from, related to, or arising out of (i) the breach of any representation, warranty or covenant of MPLX contained in this Agreement, in any Exhibit or Appendix to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement, (ii) any Assumed Liabilities, or (iii) the MPC License Guaranty, but only 80% of such Losses.
Section 4.3    Limitations on Indemnities.
(a)    Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Parties hereto contained in this Agreement and the covenants and agreements of the Parties hereto contained herein required to be fully performed on or before the Closing shall survive for a period of two (2) years from the Closing Date, except for (i) the representations and warranties contained in Sections 5.1, 5.2, 5.6, 5.8, 7.1, 7.2, 7.3, 7.5, 7.6, 8.1, 8.2, 8.3, 8.5, 8.6, 10.1, 10.2, 10.3, 10.5, 10.6 and 10.7 (collectively, the “Fundamental Representations”), which shall survive for a period of four (4) years from the Closing Date; and (ii) the representations and warranties contained in Section 5.9 (Environmental Matters), which shall survive for a period of six (6) years from the Closing Date; and (iii) the representations and warranties contained in Section 5.10 (Taxes), which shall survive until the date that is sixty (60) days after the expiration of the applicable statutes of limitations (including all periods of extension and tolling). Each covenant and agreement of the Parties in this Agreement which by its terms requires performance after the Closing Date shall survive the Closing and shall remain in full force and effect until such covenant or agreement is fully performed. If a notice of a claim for indemnification under this ARTICLE IV has been timely given in accordance with this Agreement prior to the expiration of the applicable survival period for the applicable representation, warranty or covenant, then the applicable representation, warranty or covenant shall survive as to such claim, until such claim has been finally resolved.

(b)    To the extent the MPLX Indemnitees are entitled to indemnification for Losses pursuant to Section 4.1(a)(i) (but not including Losses for breaches of Fundamental Representations or the representations and warranties contained in Section 5.10), MPCI, Logistics, Holdings and MPLX GP shall not be liable for those Losses unless the aggregate amount of such Losses exceeds the Deductible, and then only to the extent of any such excess; provided, however, that the aggregate liability to the MPLX Indemnitees pursuant to such Sections (but not including Losses for breaches of Fundamental Representations or the representations and warranties contained in Section 5.10) shall not exceed the Cap. The maximum aggregate liability of MPCI, Logistics, Holdings and MPLX GP for Losses under Section 4.1 shall be the Total Value.
(c)    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NO PARTY HERETO SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY HERETO ANY AMOUNT IN RESPECT OF EXEMPLARY, PUNITIVE, REMOTE OR SPECULATIVE DAMAGES, EXCEPT, IN EACH CASE, TO THE EXTENT SUCH DAMAGES ARE FINALLY AND JUDICIALLY DETERMINED AND PAID TO AN UNAFFILIATED THIRD PARTY. ALL RELEASES, DISCLAIMERS, LIMITATIONS ON LIABILITY AND INDEMNITIES IN THIS AGREEMENT, INCLUDING THOSE IN THIS ARTICLE IV, SHALL APPLY EVEN IN THE EVENT OF THE SOLE, JOINT, AND/OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF THE PARTY WHOSE LIABILITY IS RELEASED, DISCLAIMED, LIMITED OR INDEMNIFIED (EXCLUDING GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT).
Section 4.4    Indemnification Procedures. A MPCI Indemnitee or MPLX Indemnitee, as the case may be (for purposes of this Section 4.4, an “Indemnified Party”), shall give the indemnifying party under Section 4.1 or Section 4.2, as applicable (for purposes of this Section 4.4, an “Indemnifying Party”), prompt written notice of any matter which it has determined has given or could give rise to a right of indemnification under this Agreement that does not involve a third party, stating the amount of the Loss, if known, and method of computation thereof, containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from its obligations under this ARTICLE IV except to the extent the Indemnifying Party is prejudiced by such failure; provided, further, that any MPLX Indemnitee may give notice of any claim for indemnification under this ARTICLE IV solely to MPCI, as representative of Logistics, Holdings and/or MPLX GP. With respect to a claim for indemnification involving a claim by a third party, the procedures with respect to indemnification shall be governed by the terms of Exhibit 1.
Section 4.5    Tax Indemnification. With the exception of a breach or inaccuracy of the representations and warranties of MPCI contained in Section 5.10, nothing in this ARTICLE IV shall apply to liability with respect to Taxes, the liability with respect to which shall be as set forth in ARTICLE XI.
Section 4.6    Additional Matters. The representations, warranties and covenants of an Indemnifying Party, and an Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of such Indemnified Party or by reason of the fact that such Indemnified Party or any of its Affiliates, advisors or representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.
Section 4.7    Exclusive Remedy. From and after Closing, no party shall have liability under this Agreement or the transactions contemplated hereby except as is provided in this Article IV other than claims or causes of action arising from fraud or willful misconduct.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF MPCI
MPCI represents and warrants as of the date hereof as follows:
Section 5.1    Organization and Existence.
(a)    MPCI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct business in each jurisdiction where the nature of its business or the ownership of its properties require it to be qualified, except where the failure to be so qualified would not constitute a Material Adverse Effect.
(b)    Each of the Contributed Entities has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate the properties and assets it now owns, leases and operates and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted. Each Contributed Entity is duly qualified to transact business and is in good standing as a foreign entity in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing does not or if continued would not have a Material Adverse Effect. MPCI has delivered to MPLX correct and complete copies of each Contributed Entity’s respective Organizational Documents. None of MPCI nor any Contributed Entity is, or at Closing will be, in breach or default under the terms of any of Organizational Document to which it is a party.
(c)    Each of the Contributed Entities is a holding company formed for the sole purpose of owning the JV Interests that it owns and, since its respective date of formation, has not conducted any business (other than its ownership of the JV Interests that it owns). None of the Contributed Entities has incurred any indebtedness or owns any assets other than the JV Interests that it currently owns.
(d)    Each of LOOP, LOCAP and IEPC is a limited liability company organized and in good standing under the laws of the State of Delaware. Explorer is a corporation organized and in good standing under the laws of the State of Delaware. To the Knowledge of MPCI, each Joint Venture Company is qualified to transact business and is in good standing as a foreign entity in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing does not or if continued would not have a Material Adverse Effect. MPCI has delivered to MPLX correct and complete copies of each Joint Venture Company’s respective Organizational Documents. To the

Knowledge of MPCI, no Joint Venture Company is in breach or default under the terms of any of Organizational Document to which it is a party.
Section 5.2    Authority and Action. MPCI has the limited liability company power and authority to enter into this Agreement and each agreement and instrument to be executed and delivered by MPCI pursuant hereto and to perform all of its obligations and consummate the transactions contemplated hereby and thereby. MPCI has taken all necessary and appropriate limited liability company actions to authorize, execute and deliver this Agreement and each agreement and instrument to be executed and delivered by MPCI pursuant hereto and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each agreement and instrument to be executed and delivered by MPCI pursuant hereto will be when so executed and delivered, duly and validly executed and delivered by MPCI and this Agreement is, and each agreement and instrument to be executed and delivered by MPCI pursuant hereto will be when so executed and delivered, a valid and binding obligation of MPCI enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
Section 5.3    Consents. No consent, approval, license, permit, order, waiver, or authorization of, or registration, declaration, or filing with, any Governmental Authority or other person or entity is required to be obtained or made by or with respect to MPCI, any Contributed Entity, the Contributed Interests or any of the Joint Venture Companies in connection with:
(a)    the execution, delivery, and performance of this Agreement (or any related instrument or agreement), or the consummation of the transactions contemplated hereby and thereby;
(b)    the enforcement against MPCI of its obligations hereunder and thereunder; or
(c)    following the Closing, the ownership by MPLX of the Contributed Interests;
except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect or result in any material loss, cost or liability of MPLX or its Subsidiaries, or as required under the HSR Act.
Section 5.4    No Violation. The execution and delivery of this Agreement (or any related instrument or agreement to be executed and delivered) by MPCI does not, or when executed will not, and the consummation of the transactions contemplated hereby or thereby and the performance by MPCI of the obligations that it is obligated to perform hereunder or thereunder do not, and at the Closing will not:
(a)    conflict with or result in a breach of any of the provisions of any Organizational Documents of MPCI, any of the Contributed Entities or any of the Joint Venture Companies, or result in an alteration of any of the management rights or obligations of MPCI or its Affiliates existing prior to the Closing of any Joint Venture Company;
(b)    result in the creation, violation or acceleration of, or afford any person the right to obtain or accelerate any obligation or indebtedness under, any Lien on the Contributed Interests or on property or assets of MPCI, any Contributed Entity or, to the Knowledge of MPCI, any Joint Venture Company, under any indenture, mortgage, lien, agreement, contract, commitment or instrument;
(c)    conflict with any municipal, state or federal ordinance, law (including common law), rule, regulation, judgment, order, writ, injunction, or decree applicable to MPCI, any of the Contributed Entities or, to the Knowledge of MPCI, any Joint Venture Company; or
(d)    conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any Material Contract, consent, authorization or approval under, any indenture, mortgage, lien or agreement, contract, commitment or instrument to which MPCI, any Contributed Entity or, to the Knowledge of MPCI, any Joint Venture Company is a party or by which any of them is bound or to which any of the Contributed Interests are subject;
except, in the case of clauses (b), (c) and (d), as would not have, individually or in the aggregate, a Material Adverse Effect or result in any material loss, cost or liability of MPLX or its Subsidiaries and except for such as will have been cured at or prior to the Closing.
Section 5.5    Information.
(a)    To the best of MPCI’s Knowledge, this Agreement (and all related documents) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein not misleading and MPCI has not intentionally withheld disclosure from the Conflicts Committee of any fact that would constitute a Material Adverse Effect.
(b)    The projections and budgets (the “Financial and Operational Information”) provided to the Conflicts Committee (including those provided to the Financial Advisor) as part of the Conflicts Committee’s review in connection with this Agreement have a reasonable basis, were prepared in good faith and are consistent with MPCI’s (and its applicable Affiliates’) management’s current expectations, which it believes are reasonable. The other financial and operational information provided to the Financial Advisor as part of its review of the proposed transaction for the Conflicts Committee is derived from and is consistent in all material respects with MPCI’s (and its applicable Affiliates’) books and records.
Section 5.6    Brokers. Neither MPCI nor any of its Affiliates has incurred any liability, contingent or otherwise, for any brokerage fee, commission or financial advisory fee in connection with the transactions contemplated by this Agreement.
Section 5.7    Laws and Regulations; Litigation. There are no pending or, to MPCI’s Knowledge, threatened claims, fines, actions, suits, demands, investigations or proceedings or any arbitration or binding dispute resolution proceeding (collectively, “Litigation”) against any of MPCI, the Contributed Entities or, to MPCI’s Knowledge, the Joint Venture Companies, or against or affecting the Contributed Interests or the ownership of the Contributed Interests (other than Litigation under any Environmental Law, which is the subject of Section 5.9) that (i) would individually, or in the aggregate, have a Material Adverse Effect or (ii) seek any material injunctive relief with respect to the Contributed Interests. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (x) none of Logistics, Holdings, MPLX GP, the Contributed Entities or, to MPCI’s Knowledge, the Joint Venture Companies is in violation of or in default under any municipal, state or federal ordinance, law (including common law), rule or regulation or under any order (other than Environmental Laws, which are the subject of Section 5.9) of any Governmental Authority and (y) there is no Litigation (other than Litigation under any Environmental Law, which is the subject of Section 5.9) pending or, to the MPCI’s Knowledge, threatened against or affecting Logistics, Holdings, MPLX GP, the Contributed Entities, the Contributed Interests, MPCI’s ownership of the Contributed Interests or, to MPCI’s Knowledge, the Joint Venture Companies, at law or in equity, by or before any Governmental Authority having jurisdiction over any of MPCI, the Contributed Entities or the Joint Venture Companies. Except as would not, individually or in the aggregate, have a Material Adverse Effect, no Litigation is pending or, to MPCI’s Knowledge, threatened to which MPCI or any of its Affiliates is or may become a party that questions or involves the validity or enforceability of any of its respective obligations under this Agreement or seeks to prevent or delay, or damages in connection with, the consummation of the transactions contemplated hereby.
Section 5.8    Membership Interests and Shares.
(a)    The Membership Interests constitute 100% of the limited liability company interests in the Contributed Entities, and were duly authorized and validly issued and are fully paid and non-assessable. The Explorer Shares constitute a 24.51% equity interest in Explorer and were duly authorized and validly issued and are fully paid and non-assessable. The LOCAP Shares constitute a 58.52% ownership interest in LOCAP and were duly authorized and validly issued and are fully paid and non-assessable. None of the Contributed Interests, the Explorer Shares or the LOCAP Shares (i) are, except as set forth in the Organizational Documents of the Contributed Entities, LOCAP or Explorer, subject to or (ii) were issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of local, state or federal law applicable to such Contributed Interests, the Organizational Documents of the Contributed Entities, LOCAP or Explorer, or any contract, arrangement or agreement to which MPCI, the Contributed Entities, LOCAP, Explorer or any of their respective Subsidiaries is a party or to which it or any of their respective properties or assets is otherwise bound.
(b)    Immediately prior to the Pre-Effective Time Transactions, MPCI has good and valid record and beneficial title to the Contributed Interests, free and clear of any and all Liens, and, except as provided or created by the limited liability company agreement or other Organizational Documents of any Contributed Entity, LOCAP or Explorer, the 1933 Act or applicable state securities laws, the Contributed Interests are free and clear of any restrictions on transfer, Taxes, or claims. Except as set forth in the Organizational Documents of MPCI, Logistics, Holdings, MPLX GP, the Contributed Entities, LOCAP or Explorer, there are no options, warrants, purchase rights, contracts, commitments or other securities exercisable or exchangeable for any equity interests of the Contributed Entities or, to the Knowledge of MPCI, LOCAP or Explorer, any other commitments or agreements of MPCI, the Contributed Entities or any of their respective Affiliates, or to the Knowledge of MPCI, LOCAP or Explorer providing for the issuance of additional equity interests in the Contributed Entities, LOCAP or Explorer, or for the repurchase or redemption of the Contributed Interests, or any agreements of any kind which may obligate any Contributed Entity or LOCAP or Explorer to issue, purchase, register for sale, redeem or otherwise acquire any of its equity interests. Immediately following the Pre-Effective Time Transactions and prior to the Contributions, (i) Logistics will have good and valid record and beneficial title to the Logistics Membership Interests, (ii) Holdings will have good and valid record and beneficial title to the Holdings Shares and the Holdings Membership Interests, and (iii) MPLX GP will have good and valid record and beneficial title to the MPLX GP Membership Interests. Immediately following the Contributions, MPLX will have good and valid record and beneficial title to such Contributed Interests, free and clear of any Liens.
(c)    The Contributed Entities have good and valid record and beneficial title to the JV Interests, free and clear of any and all Liens, and, except as provided or created by the Organizational Documents of any Joint Venture Company, the 1933 Act or applicable state securities laws, the JV Interests are free and clear of any restrictions on transfer, Taxes, or claims. To the Knowledge of MPCI and except as set forth in the Organizational Documents of any Joint Venture Company, there are no options, warrants, purchase rights, Contracts, commitments or other securities exercisable or exchangeable for any equity interests of the Joint Venture Companies, any other commitments or agreements providing for the issuance of additional equity interests in any Joint Venture Company, or for the repurchase or redemption of any of the JV Interests, or any agreements of any kind which may obligate any Joint Venture Company to issue, purchase, register for sale, redeem or otherwise acquire any of its equity interests.
(d)    Lincoln owns a direct 35% limited liability company interest in IEPC (the “IEPC Interest”) and Louisiana owns a direct 40.7% limited liability company interest in LOOP (the “LOOP Interest”). Such limited liability company interests were duly authorized and validly issued and are fully paid. None of such limited liability company interests (i) are, except as set forth in the Organizational Documents of LOOP or IECP, subject to or (ii) were issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of local or state law applicable to such limited liability company interest, the Organizational Documents of LOOP or IEPC, or any contract, arrangement or agreement to which MPCI, any Contributed Entity, any Joint Venture Company, or any of their respective Subsidiaries is a party or to which it or any of their respective properties or assets is otherwise bound. Since its formation, neither Lincoln nor Louisiana has conducted any business other than the ownership of the IEPC Interest and the LOOP Interest, respectively.
Section 5.9    Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect:
(a)    the Contributed Entities and, to MPCI’s Knowledge, the Joint Venture Companies are operated in compliance with Environmental Laws;
(b)    none of the Contributed Entities or, to MPCI’s Knowledge, the Joint Venture Companies is the subject of any outstanding administrative or judicial order of judgment, agreement or arbitration award from any Governmental Authority under any Environmental Law and requiring remediation or the payment of a fine or penalty;

(c)    neither the Contributed Entities, nor, to MPCI’s Knowledge, the Joint Venture Companies are subject to any pending Litigation under any Environmental Law with respect to the operation of the business of the Contributed Entities and Joint Venture Companies, as applicable, with respect to which the Contributed Entities or Joint Venture Companies have been contacted in writing by or on behalf of the plaintiff or claimant; and
(d)    neither the Contributed Entities nor, to MPCI’s Knowledge, the Joint Venture Companies have any liability in connection with the release into the environment of any Hazardous Material.
Section 5.10    Taxes.
(a)    All material Tax Returns that are required to be filed by or with respect to the Contributed Entities or, to the Knowledge of MPCI, any Joint Venture Company on or prior to the Closing Date (taking into account any valid extension of time within which to file) have been or will be timely filed on or prior to the Closing Date and all such Tax Returns are or will be true, correct and complete in all material respects.
(b)    All material Taxes due and payable by or with respect to the Contributed Entities or, to the Knowledge of MPCI, any Joint Venture Company (whether or not shown on any Tax Return) have been fully paid, and all deficiencies asserted or assessments made with respect to such Tax Returns have been paid in full or properly accrued.
(c)    No Tax Proceeding of or with respect to the Contributed Entities or, to the Knowledge of MPCI, any Joint Venture Company is currently pending or has been proposed in writing or has been threatened that constitutes a Material Adverse Effect.
(d)    No waivers or extensions of statutes of limitations have been given or requested in writing with respect to any amount of Taxes of or with respect to the Contributed Entities or, to the Knowledge of MPCI, any Joint Venture Company or any Tax Returns of or with respect the Contributed Entities or, to the Knowledge of MPCI, any Joint Venture Company.
(e)    Since the date of their formation, for U.S. federal income Tax purposes, each Contributed Entity has been classified as an entity that is disregarded as being separate from its owner.
(f)    None of the Contributed Entities or any of the Joint Venture Companies is a party to a Tax allocation or sharing agreement or similar arrangement.
Section 5.11    Financial Statements.
(a)    MPCI has made available to MPLX the Joint Venture Companies Financial Statements.
(b)    To Knowledge of MPCI, the Joint Venture Companies Financial Statements fairly present in all material respects the financial condition of the applicable Joint Venture Company at the dates specified and the results of operations of the applicable Joint Venture company for the periods specified in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.
Section 5.12    Material Contracts.
(a)    To the Knowledge of MPCI, each Material Contract is, and at Closing will be, in full force and effect, and no party thereto is in breach or default thereunder and no event has occurred that upon receipt of notice or lapse of time or both would constitute any breach or default thereunder, except for such breaches or defaults as would not, individually or in the aggregate, constitute a Material Adverse Effect. To the Knowledge of MPCI, no Joint Venture Company has given or received from any third party any notice of any action or intent to terminate or amend in any material respect any Material Contract.
(b)    The Organizational Documents, as provided to MPLX, of each of MPCI, the Contributed Entities, and, to the Knowledge of MPCI, the Joint Venture Companies, are, and at the Closing will be, in full force and effect and have not been modified in any manner.
Section 5.13    No Adverse Changes. To the Knowledge of MPCI, except as set forth on Schedule 5.13, since December 31, 2016:
(a)    there has not been a Material Adverse Effect;
(b)    the Joint Venture Companies have been operated and maintained in the ordinary course of business consistent with past practices;
(c)    except in the ordinary course consistent with past practices, none of the Joint Venture Companies has sold, transferred or disposed of any assets;
(d)    there has not been any material damage or destruction to any material assets of the Joint Venture Companies other than such damage or destruction that has been repaired;
(e)    none of the Joint Venture Companies has changed any accounting method or practice that is inconsistent with past practice in a way that would materially and adversely affect its business;
(f)    none of the Joint Venture Companies has liquidated, dissolved, recapitalized or otherwise wound up itself or its business; and
(g)    none of the Joint Venture Companies has agreed to do any of the foregoing.
Section 5.14    Employees; Plans. The Contributed Entities do not have and have never had, any employees, independent contractors, or consultants. The Contributed Entities do not currently and have never maintained or contributed to any Plan or been a participating employer in any Plan. Neither Contributed Entity has any liability, contingent or otherwise, with respect to any Plan. Permits Each of the Contributed Entities and, to the Knowledge of MPCI, each of the Joint Venture Companies possesses and is in material compliance with all material Permits required by law, necessary for the conduct of its business and the ownership and operation of its assets, except as would not, individually or in the aggregate, constitute a Material Adverse Effect.
Section 5.15    Insurance. All insurance policies, if any, carried by or maintained for the benefit of the Contributed Entities and, to the Knowledge of MPCI, any Joint Venture Company (the “Insurance Policies”) are in full force and effect, and, to the Knowledge of MPCI, the parties thereto are not in breach or default thereunder.
Section 5.16    Disclaimer of Warranties. Except as expressly set forth in this ARTICLE V or in any agreement or instrument to be executed by MPCI in connection with the transactions contemplated hereby, MPCI makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of MPCI or its Affiliates. EXCEPT AS SPECIFICALLY REPRESENTED AND WARRANTED IN THIS ARTICLE V, THE CONTRIBUTION OF THE MEMBERSHIP INTERESTS IS ON AN “AS IS” BASIS, AND MPCI DISCLAIMS ANY WARRANTY OF MERCHANTABILITY AND ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.
ARTICLE VI
[Intentionally Left Blank]
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF LOGISTICS
Logistics represents and warrants as of the date hereof as follows:
Section 7.1    Logistics Membership Interests and Logistics Shares. Immediately before its contribution of such interests to MPLX, Logistics will own the Logistics Membership Interests and Logistics Shares free and clear of all Liens except as set forth in the Logistics Organizational Documents and except for restrictions on transfer under applicable federal and state securities laws. As of the Effective Time, the Logistics Membership Interests and Logistics Shares will be validly issued, fully paid, and non-assessable.
Section 7.2    Organization. Logistics is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be qualified, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. Logistics has the limited liability company power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.
Section 7.3    Authority and Action. Logistics has the limited liability company power and authority to enter into this Agreement and each agreement and instrument to be executed and delivered by Logistics pursuant hereto and to perform all of its obligations and consummate the transactions contemplated hereby and thereby. Logistics has taken all necessary and appropriate limited liability company actions to authorize, execute and deliver this Agreement and each agreement and instrument to be executed and delivered by Logistics pursuant hereto and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each agreement and instrument to be executed and delivered by Logistics pursuant hereto will be when so executed and delivered, duly and validly executed and delivered by Logistics and constitutes or when so executed will constitute a valid and binding obligation of Logistics, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
Section 7.4    No Violation. The execution and delivery of this Agreement (or any related instrument or agreement to be executed and delivered) by Logistics does not, or when executed will not, and the consummation of the transactions contemplated hereby or thereby and the performance by Logistics of the obligations that it is obligated to perform hereunder or thereunder do not, and at the Closing will not:
(a)    conflict with or result in a breach of any of the provisions of any Organizational Documents of Logistics, Lincoln or a Joint Venture Company;
(b)    result in the creation, violation or acceleration of, or afford any person the right to obtain or accelerate any obligation or indebtedness under, any Lien on the Logistics Membership Interests, Logistics Shares or on property or assets of Logistics, Lincoln, Louisiana or, to the Knowledge of Logistics, any of IEPC, LOOP, LOCAP, or Explorer under any indenture, mortgage, lien, agreement, contract, commitment or instrument;
(c)    conflict with any municipal, state or federal ordinance, law (including common law), rule, regulation, judgment, order, writ, injunction, or decree applicable to Logistics, Lincoln, Louisiana or, to the Knowledge of Logistics, IEPC, LOOP, LOCAP or Explorer; or
(d)    conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any Material Contract, consent, authorization or approval under, any indenture, mortgage, lien or agreement, contract, commitment or instrument to which Logistics, Lincoln, Louisiana or, to the Knowledge of Logistics, IEPC, LOOP, LOCAP or Explorer is a party or by which any of them is bound or to which any of the Logistics Membership Interests or Logistics Shares are subject;
except, in the case of clauses (b), (c) and (d), as would not have, individually or in the aggregate, a Material Adverse Effect or result in any material loss, cost or liability of MPLX or its Subsidiaries and except for such as will have been cured at or prior to the Closing.
Section 7.5    Common Units.
(a)    Logistics understands that the Common Units to be issued to it pursuant to this Agreement will not, when so issued, be registered under the 1933 Act, or under any applicable state securities laws, and neither MPLX nor any of its Affiliates has any obligation to register the Common Units under the 1933 Act or to register or qualify the offer or sale of the Common

Units with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. Logistics further acknowledges that the Common Units cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or unless an exemption from registration or qualification is then available. As such, Logistics further agrees that it will not sell, assign, or transfer any Common Units unless such Common Units are registered under the 1933 Act and qualified under applicable state securities laws or unless an exemption from such registration or qualification is then available in the reasonable opinion of counsel to Logistics. Logistics understands that there may not be a public market for the Common Units and represents that it can afford to hold such Common Units for an indefinite period of time.
(b)    Logistics is acquiring the Common Units as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.
Section 7.6    Disclaimer of Warranties. Except as expressly set forth in this ARTICLE VII or in any agreement or instrument to be executed by Logistics in connection with the transactions contemplated hereby, Logistics makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of Logistics, or its Affiliates.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES OF HOLDINGS
Holdings represents and warrants as of the date hereof as follows:
Section 8.1    Holdings Membership Interests and Holdings Shares. Immediately before its contribution of such interests to MPLX, Holdings will own the Holdings Membership Interests and the Holdings Shares free and clear of all Liens except as set forth in the Holdings Organizational Documents and except for restrictions on transfer under applicable federal and state securities laws. As of the Effective Time, the Holdings Membership Interests and the Holdings Shares will be validly issued, fully paid, and non-assessable.
Section 8.2    Organization. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be qualified, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. Holdings has the corporate power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.
Section 8.3    Authority and Action. Holdings has the corporate power and authority to enter into this Agreement and each agreement and instrument to be executed and delivered by Holdings pursuant hereto and to perform all of its obligations and consummate the transactions contemplated hereby and thereby. Holdings has taken all necessary and appropriate corporate actions to authorize, execute and deliver this Agreement and each agreement and instrument to be executed and delivered by Holdings pursuant hereto and to consummate the transactions contemplated hereby or thereby. This Agreement has been, and each agreement and instrument to be executed and delivered by Holdings pursuant hereto will be when so executed and delivered, duly and validly executed and delivered by Holdings and constitutes or when so executed will constitute a valid and binding obligation of Holdings, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
Section 8.4    No Violation. The execution and delivery of this Agreement (or any related instrument or agreement to be executed and delivered) by Holdings does not, or when executed will not, and the consummation of the transactions contemplated hereby or thereby and the performance by Holdings of the obligations that it is obligated to perform hereunder or thereunder do not, and at the Closing will not:
(a)    conflict with or result in a breach of any of the provisions of any Organizational Documents of Holdings, Lincoln, Louisiana, or a Joint Venture Company;
(b)    result in the creation, violation or acceleration of, or afford any person the right to obtain or accelerate any obligation or indebtedness under, any Lien on the Holdings Shares or the Holdings Membership Interests or on property or assets of Holdings, Louisiana, Lincoln or, to the Knowledge of Holdings, any of Explorer, LOCAP or LOOP, under any indenture, mortgage, lien, agreement, contract, commitment or instrument;
(c)    conflict with any municipal, state or federal ordinance, law (including common law), rule, regulation, judgment, order, writ, injunction, or decree applicable to Holdings, Louisiana, Lincoln or, to the Knowledge of Holdings, any of Explorer, LOCAP or LOOP; or
(d)    conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any Material Contract, consent, authorization or approval under, any indenture, mortgage, lien or agreement, contract, commitment or instrument to which Holdings, Louisiana, Lincoln or, to the Knowledge of Holdings, any of Explorer, LOCAP or LOOP is a party or by which any of them is bound or to which any of the Holdings Shares or the Holdings Membership Interests are subject;
except, in the case of clauses (b), (c) and (d), as would not have, individually or in the aggregate, a Material Adverse Effect or result in any material loss, cost or liability of MPLX or its Subsidiaries and except for such as will have been cured at or prior to the Closing.
Section 8.5    Common Units.
(a)    Holdings understands that the Common Units to be issued to it pursuant to this Agreement will not, when so issued, be registered under the 1933 Act, or under any applicable state securities laws, and neither MPLX nor any of its Affiliates has any obligation to register the Common Units under the 1933 Act or to register or qualify the offer or sale of the Common Units with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. Holdings further acknowledges that the Common Units cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or unless an exemption from registration or qualification is then available. As such, Holdings further agrees that it will not sell, assign, or transfer any Common Units unless such Common Units are registered under the 1933 Act and qualified under applicable state securities laws or unless an exemption from such registration or qualification is then available in the reasonable opinion of counsel to Holdings. Holdings understands that there may not be a public market for the Common Units and represents that it can afford to hold such Common Units for an indefinite period of time.
(b)    Holdings is acquiring the Common Units as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.
Section 8.6    Disclaimer of Warranties. Except as expressly set forth in this ARTICLE VIII or in any agreement or instrument to be executed by Holdings in connection with the transactions contemplated hereby, Holdings makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of Holdings, or its Affiliates.
ARTICLE IX
REPRESENTATIONS AND WARRANTIES OF MPLX
MPLX represents and warrants as of the date hereof as follows:
Section 9.1    Issued Units. The issuance of the Issued Units pursuant to this Agreement have been duly authorized and approved by all necessary limited partnership actions, and the Issued Units, when issued, will be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended).
Section 9.2    Organization. MPLX is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be qualified, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. MPLX has the limited partnership power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.
Section 9.3    Authority and Action. MPLX has the limited partnership power and authority to enter into this Agreement and each agreement and instrument to be executed and delivered by MPLX pursuant hereto and to perform all of its obligations and consummate the transactions contemplated hereby and thereby. MPLX has taken all necessary and appropriate limited partnership actions to authorize, execute and deliver this Agreement and each agreement and instrument to be executed and delivered by MPLX pursuant hereto and to consummate the transactions contemplated hereby or thereby. This Agreement has been, and each agreement and instrument to be executed and delivered by Holdings pursuant hereto will be when so executed and delivered, duly and validly executed and delivered by MPLX and constitutes or when so executed will constitute a valid and binding obligation of MPLX, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
Section 9.4    No Violation. The execution and delivery of this Agreement (or any related instrument or agreement) by MPLX does not, or when executed will not, and the consummation of the transactions contemplated hereby or thereby and the performance by MPLX of the obligations that it is obligated to perform hereunder or thereunder do not, and at the Closing will not:
(a)    conflict with or result in a breach of any of the provisions of any Organizational Documents of MPLX;
(b)    result in the creation, violation or acceleration of, or afford any person the right to obtain or accelerate any obligation or indebtedness under, any Lien on the partnership interests of MPLX or on property or assets of MPLX, under any indenture, mortgage, lien, agreement, contract, commitment or instrument;
(c)    conflict with any municipal, state or federal ordinance, law (including common law), rule, regulation, judgment, order, writ, injunction, or decree applicable to MPLX; or
(d)    conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any Material Contract, consent, authorization or approval under, any indenture, mortgage, lien or agreement, contract, commitment or instrument to which MPLX is a party or by which any of them is bound or to which any of the partnership interests of MPLX are subject;
except, in the case of clauses (b), (c) and (d), as would not have, individually or in the aggregate, a Material Adverse Effect or result in any material loss, cost or liability of MPCI or its Affiliates and except for such as will have been cured at or prior to the Closing.
Section 9.5    Logistics Membership Interests and Logistics Shares.
(a)    MPLX understands that the Logistics Membership Interests and the Logistics Shares to be contributed pursuant to this Agreement will not, when so issued, be registered under the 1933 Act, or under any applicable state securities laws, and Logistics has no obligation to register the Logistics Membership Interests or the Logistics Shares under the 1933 Act or to register or qualify the offer or sale of the Logistics Membership Interests or the Logistics Shares with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX further acknowledges that the Logistics Membership Interests and the Logistics Shares cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or unless an exemption from registration or qualification is then available. As such, MPLX further agrees that it will not sell, assign, or transfer any Logistics Membership Interests or Logistics Shares unless such Logistics Membership Interests or the Logistics Shares are registered under the 1933 Act and qualified under applicable state securities laws or unless an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX. MPLX understands that there is not, nor is there likely to be, a public market for the Logistics Membership Interests or the Logistics Shares and represents that it can afford to hold such Logistics Membership Interests and the Logistics Shares for an indefinite period of time.
(b)    MPLX is acquiring the Logistics Membership Interests and the Logistics Shares as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.
Section 9.6    Holdings Membership Interests and Shares.
(a)    MPLX understands that the Holdings Membership Interests and the Holdings Shares to be contributed pursuant to this Agreement will not, when so issued, be registered under the 1933 Act, or under any applicable state securities laws, and Holdings has no obligation to register the Holdings Membership Interests or the Holdings Shares under the 1933 Act or to register or qualify the offer or sale of the Holdings Membership Interests or the Holdings Shares with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX further acknowledges that the Holdings Membership Interests and the Holdings Shares cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or unless an exemption from registration or qualification is then available. As such, MPLX further agrees that it will not sell, assign, or transfer any Holdings Membership Interests or the Holdings Shares unless such Holdings Membership Interests or the Holdings Shares are registered under the 1933 Act and qualified under applicable state securities laws or unless an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX. MPLX understands that there is not, nor is there likely to be, a public market for the Holdings Membership Interests or the Holdings Shares and represents that it can afford to hold such Holdings Membership Interests and the Holdings Shares for an indefinite period of time.
(b)    MPLX is acquiring the Holdings Membership Interests and Holdings Shares as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.
Section 9.7    MPLX GP Membership Interests and MPLX GP Shares.
(a)    MPLX understands that the MPLX GP Membership Interests and MPLX GP Shares to be contributed pursuant to this Agreement will not, when so issued, be registered under the 1933 Act, or under any applicable state securities laws, and MPLX GP has no obligation to register the MPLX GP Membership Interests or MPLX GP Shares under the 1933 Act or to register or qualify the offer or sale of the MPLX GP Membership Interests or MPLX GP Shares with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX further acknowledges that the MPLX GP Membership Interests and MPLX GP Shares cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or unless an exemption from registration or qualification is then available. As such, MPLX further agrees that it will not sell, assign or transfer any MPLX GP Membership Interests or MPLX GP Shares unless such MPLX GP Membership Interests or MPLX GP Shares are registered under the 1933 Act and qualified under applicable state securities laws or unless an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX. MPLX understands that there is not, nor is there likely to be, a public market for the MPLX GP Membership Interests and MPLX GP Shares and represents that it can afford to hold such MPLX GP Membership Interests and MPLX GP Shares for an indefinite period of time.
(b)    MPLX is acquiring the MPLX GP Membership Interests and MPLX GP Shares as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.
Section 9.8    Disclaimer of Warranties. Except as expressly set forth in this ARTICLE IX or in any agreement or instrument to be executed by MLX in connection with the transactions contemplated hereby, MPLX makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of MPLX, or its Affiliates.
ARTICLE X
REPRESENTATIONS AND WARRANTIES OF MPLX GP
MPLX GP represents and warrants as of the date hereof as follows:
Section 10.1    MPLX GP Membership Interests and MPLX GP Shares . Assuming the accuracy of the representations and warranties of MPCI set forth in Section 5.8(b). as of the Closing, MPLX GP will own the MPLX GP Membership Interests and MPLX GP Shares free and clear of all Liens except as provided or created by the MPLX GP Organizational and except for restrictions on transfer under applicable federal or state securities laws. As of the Closing, the MPLX GP Membership Interests and MPLX GP Shares will be validly issued, fully paid, and non-assessable.
Section 10.2    Organization. MPLX GP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be qualified, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. MPLX GP has the limited liability company power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.

Section 10.3    Authority and Action. MPLX GP has the limited liability company power and authority to enter into this Agreement and each agreement and instrument to be executed and delivered by MPLX GP pursuant hereto and to perform all of its obligations and consummate the transactions contemplated hereby and thereby. MPLX GP taken all necessary and appropriate limited liability company actions to authorize, execute and deliver this Agreement and each agreement and instrument to be executed and delivered by MPLX GP pursuant hereto and to consummate the transactions contemplated hereby or thereby. This Agreement has been, and each agreement and instrument to be executed and delivered by MPLX GP pursuant hereto will be when so executed and delivered, duly and validly executed and delivered by MPLX GP and constitutes or when so executed will constitute a valid and binding obligation of MPLX GP, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
Section 10.4    No Violation. The execution and delivery of this Agreement (or any related instrument or agreement to be executed and delivered) by MPLX GP does not, or when executed will not, and the consummation of the transactions contemplated hereby or thereby and the performance by MPLX GP of the obligations that it is obligated to perform hereunder or thereunder do not, and at the Closing will not:
(a)    conflict with or result in a breach of any of the provisions of any Organizational Documents of MPLX GP, Lincoln, Louisiana or a Joint Venture Company;
(b)    result in the creation, violation or acceleration of, or afford any person the right to obtain or accelerate any obligation or indebtedness under, any Lien on the MPLX GP Membership Interests or MPLX GP Shares or on property or assets of MPLX GP, Lincoln, Louisiana or, to the Knowledge of MPLX GP, a Joint Venture Company, under any indenture, mortgage, lien, agreement, contract, commitment or instrument;
(c)    conflict with any municipal, state or federal ordinance, law (including common law), rule, regulation, judgment, order, writ, injunction, or decree applicable to MPLX GP, Lincoln, Louisiana or, to the Knowledge of MPLX GP, a Joint Venture Company; or
(d)    conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any Material Contract, consent, authorization or approval under, any indenture, mortgage, lien or agreement, contract, commitment or instrument to which MPLX GP, Lincoln, Louisiana or, to the Knowledge of MPLX GP, a Joint Venture Company is a party or by which any of them is bound or to which any of the MPLX GP Membership Interests are subject;
except, in the case of clauses (b), (c) and (d), as would not have, individually or in the aggregate, a Material Adverse Effect or result in any material loss, cost or liability of MPCI or its Affiliates and except for such as will have been cured at or prior to the Closing.

Section 10.5    GP Units.
(a)    MPLX GP understands that the MPLX GP Issued Units to be issued to it pursuant to this Agreement will not, when so issued, be registered under the 1933 Act, or under any applicable state securities laws, and neither MPLX nor any of its Affiliates has any obligation to register any of the MPLX GP Issued Units under the 1933 Act or to register or qualify the offer or sale of the GP Units with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX GP further acknowledges that the MPLX GP Issued Common Units cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or unless an exemption from registration or qualification is then available. As such, MPLX GP further agrees that it will not sell, assign, or transfer any MPLX GP Issued Common Units unless such MPLX GP Issued Common Units are registered under the 1933 Act and qualified under applicable state securities laws or unless an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX GP. MPLX GP understands that there may not be a public market for the MPLX GP Issued Common Units and represents that it can afford to hold such GP Units for an indefinite period of time.
(b)    MPLX GP is acquiring the MPLX GP Issued Units as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.
Section 10.6    [Intentionally Omitted].
Section 10.7    Disclaimer of Warranties. Except as expressly set forth in this ARTICLE X or in any agreement or instrument to be executed by MPLX GP in connection with the transactions contemplated hereby, MPLX GP makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of MPLX GP, or its Affiliates.
ARTICLE XI
COVENANTS
Section 11.1    Distributions and Dividends.
(a)    To the extent that MPLX or any of its Subsidiaries receives dividends or distributions of cash from LOOP, IEPC or Explorer related to activities in the third quarter of 2017, such distributions shall be prorated on a daily basis between MPCI and MPLX, with MPLX retaining the prorated portion of such distributions for the period beginning on the Closing Date through September 30, 2017. The prorated portion of such distributions for the period beginning July 1, 2017 up to, but not including, the Closing Date shall be promptly paid by MPLX to MPCI. Similarly, to the extent that MPCI or any of its Subsidiaries receives dividends or distributions of cash from LOOP, IEPC or Explorer related to activities in the third quarter of 2017, such distributions shall be prorated on a daily basis between MPCI and MPLX, with MPCI retaining the prorated portion of such distributions for the period beginning on July 1, 2017 and ending on, but not including the Closing Date. The prorated portion of such distributions for the period beginning on the closing date up to, and including, September 30, 2017 shall be promptly paid by MPCI to MPLX.
(b)    To the extent that MPLX or any of its Subsidiaries receives distributions of cash from LOCAP related to activities in the second half of 2017, such distributions shall be prorated on a daily basis between MPCI and MPLX, with MPLX retaining the prorated portion of such distributions for the period beginning on the Closing Date through December 31, 2017. The prorated portion of such distributions for the period beginning July 1, 2017 up to, but not including, the Closing Date shall be promptly paid by MPLX to MPCI. Similarly, to the extent that MPCI or any of its Subsidiaries receives distributions of cash from LOCAP related to activities in the second half of 2017, such distributions shall be prorated on a daily basis between MPCI and MPLX, with MPCI retaining the prorated portion of such distributions for the period beginning on July 1, 2017 through, but not including, the Closing Date. The prorated portion of such distributions for the period beginning on and including the Closing Date through and including December 31, 2017 shall be promptly paid by MPCI to MPLX.
Section 11.2    LOOP Inventory Sale Distribution. To the extent MPLX or any of its Subsidiaries receives any distribution of cash from LOOP related to the sale of the LOOP Hydrocarbon Inventory, such amounts shall be promptly paid by MPLX to MPCI.
Section 11.3    Prorating Distributions on Common Units. The Parties hereto acknowledge and agree that the quarterly distribution to be paid on the Common Units to be issued by MPLX in connection with the Closing and comprising the Logistics Issued Units, Holdings Units or MPLX GP Issued Common Units for the calendar quarter ending September 30, 2017 shall be reduced to be an amount per such Common Unit equal to the product of the amount declared by MPLX as the distribution per Common Unit for such quarter times a fraction, which fraction is 30/92. In addition, the amount distributed in respect of the calendar quarter ending September 30, 2017 shall give effect to the reduced amount so distributed in respect of such quarter in respect of the Logistics Issued Units, Holdings Units and MPLX GP Issued Common Units. The Parties agree to assure the fungibility of the Logistics Issued Units, Holdings Units and MPLX GP Issued Common Units under Section 6.1(d)(x) of the MPLX Partnership Agreement notwithstanding the effect of the first sentence of this Section 11.3.
Section 11.4    Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents evidencing MPLX’s ownership of the Explorer Shares and LOCAP Shares) as the other Parties reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor).
Section 11.5    Tax Covenants.
(a)    The Parties agree that the income related to the Contributed Entities’ respective interests in LOOP and IEPC for all tax periods (or any portion thereof) up to and including the Closing Date will be reflected on the federal income Tax Return of MPCI and that MPCI shall bear the liability and indemnify MPLX for any Taxes associated with the ownership of such interests. The Parties further agree that the income related to the Contributed Entities’ respective interests in LOOP and IEPC for all tax periods (or any portion thereof) after the Closing Date will be reflected on the federal income Tax Return of MPLX and that MPLX shall bear the liability and indemnify MPCI for any Taxes associated with the ownership of such interests.
(b)    The Parties shall cooperate fully, and cause their Affiliates to cooperate fully, as and to the extent reasonably requested by the other Party regarding access to, the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any Tax Return or Tax Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. MPLX and MPCI will use their respective commercially reasonable efforts to retain all books and records with respect to Tax matters pertinent to the Contributed Entities’ respective interests in LOOP and IEPC and relating to any taxable period beginning before the Closing Date until the later of six years after the Closing Date or the expiration of the applicable statute of limitations of the respective taxable periods (including any extensions thereof), and to abide by all record retention agreements entered into with any Tax Authority. MPLX and MPCI each agree, upon request, to use their respective commercially reasonable efforts to obtain any certificate or other document from any Tax Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated by this Agreement.
(c)    All sales, use, controlling interest, transfer, filing, recordation, registration and similar Taxes arising from or associated with the transactions contemplated by this Agreement other than Taxes based on income or net worth (“Transaction Taxes”), shall be borne fifty percent (50%) by MPLX and fifty percent (50%) by MPCI. To the extent under applicable law, the transferee is responsible for filing Tax Returns in respect of Transaction Taxes, MPCI shall prepare and file all such Tax Returns. The Parties shall provide such certificates and other information and otherwise cooperate.
Section 11.6    Tax Treatment of the Transaction. The Parties acknowledge and agree that for U.S. federal income tax purposes (and to the extent permitted for state and local income Tax purposes) to treat and report the transactions contemplated under this Agreement as follows:
(a)    with respect to the Logistics Issued Units issued to Logistics in exchange for the Logistics Membership Interests and Logistics Shares, as a contribution to MPLX of the Logistics Membership Interests and Logistics Shares under Section 721 of the Code;
(b)    with respect to the Holdings Issued Units issued to Holdings in exchange for the Holdings Membership Interests and the Holdings Shares, as a contribution to MPLX of the Holdings Membership Interests and the Holdings Shares under Section 721 of the Code;
(c)    with respect to the MPLX GP Issued Units issued to MPLX GP in exchange for the MPLX GP Membership Interests and MPLX GP Shares, as a contribution to MPLX of the MPLX GP Membership Interests and MPLX GP Shares under Section 721 of the Code; and

(d)    with respect to the distributions of the Cash Consideration made from the proceeds of the Partnership Debt, as distributions under Section 731 of the Code that, together with the corresponding contributions, (i) qualify to the maximum extent possible as a “debt-financed transfer” under Section 1.707-5(b) of the Treasury Regulations; (ii) in excess of the amount described in clause (i) hereof, as reimbursement, to the maximum extent possible, for capital expenditures, as described in Section 1.707-4(d) of the Treasury Regulations; and (iii) in excess of the amount described in clauses (i) and (ii) hereof, as the proceeds of a sale of the corresponding assets by MPLX GP or Logistics, as applicable, to MPLX to the extent any other exception to the “disguised sale” rules under Section 707 of the Code and the Treasury Regulations thereunder are inapplicable.
The Parties agree to act at all times in manner consistent with the U.S. federal income tax treatment as set forth in this Section 11.5, including disclosing the distribution of the Cash Consideration in accordance with the requirements of Section 1.707-3(c)(2) of the Treasury Regulations.
Section 11.7    Conflicts. In the event of a conflict between the provisions of this Article XI and any other provision of this Agreement, the provisions of this Article XI shall control.
ARTICLE XII
FURTHER ASSURANCES
Section 12.1    Each of the Parties, from time to time, upon the reasonable request of another, shall execute, acknowledge or deliver or cause to be executed, acknowledged or delivered in proper form, such instruments, documents, certifications and further assurances and take such further action as may be necessary or appropriate to carry out the purposes of this Agreement and the transactions contemplated hereunder.
ARTICLE XIII
CLOSING
The Closing of this Agreement shall be conducted as follows, with the performance of the Parties to be mutually dependent, and all transfers deemed to have taken place simultaneously:
Section 13.1    Closing. The Closing of the transactions contemplated by this Agreement shall occur on September 1, 2017, (the “Closing Date”). The transactions contemplated by this Agreement shall be effective as of the Effective Time.
Section 13.2    Deliveries by Logistics to MPLX. At Closing, Logistics shall deliver to MPLX:
(a)    a Contribution and Assumption Agreement substantially in the form of Exhibit 2, duly executed by Logistics;
(b)    appropriate resolutions and other similar documents of Logistics, to fully implement this Agreement;

(c)    a properly executed certificate of Logistics certifying that Logistics is not a “foreign person” within the meaning of Section 1445 of the Code;
(d)    an amended and restated Lincoln LLC Agreement substantially in the form of Exhibit 5 admitting MPLX Operations LLC as the sole member of Lincoln, duly executed by Logistics; and
(e)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.3    Deliveries by MPLX to Logistics. At Closing, MPLX shall deliver to Logistics:
(a)    the Logistics Cash Consideration,
(b)    a Contribution and Assumption Agreement substantially in the form of Exhibit 2, duly executed by MPLX;
(c)    appropriate resolutions and other similar documents of MPLX, to fully implement this Agreement; and
(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.4    Deliveries by Holdings to MPLX. At Closing, Holdings shall deliver to MPLX:
(a)    a Contribution and Assumption Agreement in the form of Exhibit 3 for the Holdings Membership Interests, duly executed by Holdings;
(b)    stock powers, duly executed in blank, transferring the Explorer Shares to MPLX;
(c)    appropriate resolutions and other similar documents of Holdings, to fully implement this Agreement;
(d)    a properly executed certificate of Holdings certifying that Holdings is not a “foreign person” within the meaning of Section 1445 of the Code;
(e)    an amended and restated Louisiana LLC Agreement substantially in the form of Exhibit 6 admitting MPLX Operations LLC as the sole member of Louisiana, duly executed by Holdings; and
(f)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.5    Deliveries by MPLX to Holdings. At Closing, MPLX shall deliver to Holdings:
(a)    the Holdings Cash Consideration;

(b)    a Contribution and Assumption Agreement substantially in the form of Exhibit 3, duly executed by MPLX;
(c)    appropriate resolutions and other similar documents of MPLX, to fully implement this Agreement; and
(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.6    Deliveries by MPLX GP to MPLX. At Closing, MPLX GP shall deliver to MPLX:
(a)    a Contribution and Assumption Agreement substantially in the form of Exhibit 4, duly executed by MPLX GP;
(b)    appropriate resolutions and other similar documents of MPLX GP, to fully implement this Agreement;
(c)    a properly executed certificate of MPLX GP certifying that MPLX GP is not a “foreign person” within the meaning of Section 1445 of the Code; and
(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.7    Deliveries by MPLX to MPLX GP. At Closing, MPLX shall deliver to MPLX GP:
(a)    the MPLX GP Cash Consideration,
(b)    a Contribution and Assumption Agreement substantially in the form of Exhibit 4, duly executed by MPLX;
(c)    appropriate resolutions and other similar documents of MPLX, to fully implement this Agreement; and
(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.8    Deliveries by MPCI to MPLX. At Closing, MPCI shall deliver to MPLX:
(a)    a Distribution and Assumption Agreement substantially in the form of Exhibit M1A, duly executed by each of MPCI and MPL, transferring the Lincoln Membership Interests to MPCI prior to the Pre-Effective Time Transactions;
(b)    a Distribution and Assumption Agreement substantially in the form of Exhibit M1B, duly executed by each of MPCI and MPL, transferring the Louisiana Membership Interests to MPCI prior to the Pre-Effective Time Transactions;

(c)    a Distribution and Assumption Agreement substantially in the form of Exhibit S1, duly executed by each of MPL and Hardin Street Holdings LLC, a Delaware limited liability company, transferring the LOCAP Shares to MPL prior to the Pre-Effective Time Transactions;
(d)    a Distribution and Assumption Agreement substantially in the form of Exhibit S2, duly executed by each of MPCI and MPL, transferring the LOCAP Shares and the Explorer Shares to MPCI prior to the Pre-Effective Time Transactions;
(e)    a Contribution and Assumption Agreement substantially in the form of Exhibit M2B, duly executed by each of Logistics and MPCI, evidencing the transaction contemplated by Section 2.1;
(f)    a Contribution and Assumption Agreement substantially in the form of Exhibit S3, duly executed by each of Holdings and MPCI, evidencing the transaction contemplated by Section 2.2;
(g)    a Contribution and Assumption Agreement substantially in the form of Exhibit M2A, duly executed by each of MPLX GP and MPCI, evidencing the transaction contemplated by Section 2.3;
(h)    appropriate resolutions and other similar documents of MPCI, to fully implement this Agreement; and
(i)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.9    Issuance of Issued Units. No later than the fifth (5th) business day following the Closing, MPLX shall issue (a) the Logistics Issued Units and deliver to Logistics evidence (reasonably satisfactory to Logistics) of such number of Common Units (b) the Holdings Issued Units and deliver to Holdings evidence (reasonably satisfactory to Holdings) of such number of Common Units, and (c) the MPLX GP Issued Units and deliver to MPLX GP evidence (reasonably satisfactory to MPLX GP) of such number of GP Units and Common Units.
ARTICLE XIV
MISCELLANEOUS
Section 14.1    Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective Parties and their permitted successors and assigns. A Party’s rights under this Agreement may not be assigned without the prior written consent of all other Parties, which consent may be withheld for any reason. Any purported assignment in violation of the foregoing shall be void ab initio.
Section 14.2    Entire Understanding, Headings and Amendment.
(a)    This entire Agreement and the attached Annexes, Exhibits and Disclosure Schedules and all documents to be executed and delivered pursuant hereto constitute the entire understanding among the Parties, and supersede all previous agreements of any sort. Article headings are included only for purposes of convenience and shall not be construed as a part of this Agreement or in any way affecting the meaning of the provisions of this Agreement or its interpretation.
(b)    This Agreement may not be amended or modified orally and no amendment or modification shall be valid unless in writing and signed by the Parties; provided, any such amendment or modification must be approved by the Conflicts Committee.
Section 14.3    Rights of Third Parties. This Agreement shall not be construed to create any lien or encumbrance on the Logistics Membership Interests, the Holdings Membership Interests, the MPLX GP Membership Interests, the Holdings Shares or any Common Units or GP Units or to create any express or implied rights in any persons other than the Parties, except as expressly provided with respect to the MPLX Indemnitees and the MPCI Indemnities in ARTICLE IV.
Section 14.4    Notices. All notices shall be in writing and shall be delivered or sent by first-class mail, postage prepaid, overnight courier or by means of electronic transmission. Any notice sent shall be addressed as follows:
(a)    If to MPCI:
MPC Investment LLC
539 South Main Street
Findlay, Ohio 45840
Attn: President
With copy (which shall not constitute notice) to:
Marathon Petroleum Company LP
539 South Main Street
Findlay, Ohio 45840
Attn: General Counsel
(b)    If to MPLX:
MPLX LP
c/o MPLX GP LLC
200 East Hardin Street
Findlay, Ohio 45840
Attn: President
With copies (which shall not constitute notice) to:
MPLX GP LLC
200 East Hardin Street
Findlay, Ohio 45840
Attn: General Counsel

MPLX GP LLC
200 East Hardin Street
Findlay, Ohio 45840
Attn: Conflicts Committee Chairman
(c)    If to Logistics:
MPLX Logistics Holdings LLC
200 East Hardin Street
Findlay, Ohio 45840
Attn: President
With copy (which shall not constitute notice) to:
Marathon Petroleum Company LP
539 South Main Street
Findlay, Ohio 45840
Attn: General Counsel
(d)    If to Holdings:
MPLX Holdings Inc.
539 South Main Street
Findlay, Ohio 45840
Attn: President
With copy (which shall not constitute notice) to:
Marathon Petroleum Company LP
539 South Main Street
Findlay, Ohio 45840
Attn: General Counsel
(e)    If to MPLX GP:
MPLX GP LLC
200 East Hardin Street
Findlay, Ohio 45840
Attn: President
With copy (which shall not constitute notice) to:
MPLX GP LLC
200 East Hardin Street
Findlay, Ohio 45840
Attn: General Counsel

Any notice required hereunder shall be effective when sent if given in the manner set forth above.
Section 14.5    Choice of Law; Mediation; Submission to Jurisdiction.
(a)    This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. EACH OF THE PARTIES AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.
(b)    If the Parties cannot resolve any dispute or claim arising under this Agreement, then no earlier than ten (10) days nor more than sixty (60) days following written notice to the other Parties, any Party to such dispute or claim may initiate mandatory, non-binding mediation hereunder by giving a notice of mediation (a “Mediation Notice”) to the other Parties. In connection with any mediation pursuant to this Section 14.5(b), the mediator shall be jointly appointed by the Parties and the mediation shall be conducted in Findlay, Ohio unless otherwise agreed by the Parties. All costs and expenses of the mediator appointed pursuant to this Section 14.5(b) shall be shared equally and paid by the Parties. The then-current Model ADR Procedures for Mediation of Business Disputes of the Center for Public Resources, Inc., either as written or as modified by mutual agreement of the Parties, shall govern any mediation pursuant to this Section 14.5(b). In the mediation, each Party shall be represented by one or more senior representatives who shall have authority to resolve any disputes. If a dispute or claim has not been resolved within thirty (30) days after the receipt of the Mediation Notice by a Party, then any Party may refer the resolution of the dispute or claim to litigation.
(c)    Subject to Section 14.5(b), each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any federal or state courts located in Delaware and (i) waives any objection to laying venue in any such action or proceeding in such courts; (ii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it; and (iii) agrees that, to the fullest extent permitted by law, service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 14.4. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided herein and shall not be deemed to confer rights on any person other than the Parties.

Section 14.6    Time of the Essence. Time is of the essence in the performance of this Agreement in all respects. If the date specified herein for giving any notice or taking any action is not a business day (or if the period during which any notice is required to be given or any taken expires on a date which is not a business day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a business day.
Section 14.7    Waiver and Severability.
(a)    No waiver, either express or implied, by any Party hereto of any term or condition of this Agreement or right to enforcement thereof shall be effective, unless such waiver is in writing and signed by all Parties. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way adversely affect the rights of the Parties granting such waiver in any other respect or at any other time. The failure of any Party to exercise any rights or privileges under this Agreement shall not be construed as a waiver of any such rights or privileges under this Agreement. The rights and remedies provided in this Agreement are cumulative and, except as otherwise expressly provided in this Agreement, none is exclusive of any other or of any rights or remedies that any Party may hereunder or otherwise have at law or in equity.
(b)    Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Section 14.8    Costs and Expenses. Except as otherwise specifically provided in this Agreement, each Party will bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.
Section 14.9    Counterpart Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.
[Signature page follows.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed the day and year first above written.

MPC Investment LLC

By:	/s/ Gary R. Heminger
Gary R. Heminger
Chief Executive Officer

MPLX Logistics Holdings LLC

By:	/s/ Timothy T. Griffith
Timothy T. Griffith
Vice President

MPLX Holdings Inc.

By:	/s/ Timothy T. Griffith
Timothy T. Griffith
Vice President

MPLX LP
By:	MPLX GP LLC, its General Partner

By:	/s/ Michael J. Hennigan
Michael J. Hennigan
President

MPLX GP LLC

By:	/s/ Michael J. Hennigan
Michael J. Hennigan
President

APPENDIX A
DEFINITION OF TERMS
Introductory Note--Construction. Whenever the context requires, the gender of all words used in the Agreement includes the masculine, feminine and neuter and terms defined in the singular have the corresponding meanings in the plural, and vice versa. Except as the Agreement otherwise specifies, all references herein to any law, are references to that law (and any rules and regulations promulgated thereunder), as the same may have been amended. The word “includes” or “including” means “including, but not limited to,” unless the context otherwise requires. The words “shall” and “will” are used interchangeably and have the same meaning. The words “this Agreement,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in the Agreement refer to the relevant agreement as a whole and not any particular Section or Article in which such words appear. If a word or phrase is defined, its other grammatical forms have a corresponding meaning. Whenever the Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. Time periods within or following which any payment is to be made or an act is to be done shall be calculated by excluding the day on which the time period commences and including the day on which the time period ends. Unless specifically provided for in this Agreement, the term “or” shall not be deemed to be exclusive. References to a person are also to its successors and/or permitted assigns, if any. All exhibits and annexes attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. All references to currency in this Agreement shall be to, and all payments required under this Agreement shall be paid in, lawful currency of the United States.
Definitions.
“1933 Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
“Affiliate” means, as to any specified entity, any other entity that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified entity. For purposes of this definition, “control” of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether by contract or otherwise. Notwithstanding anything herein to the contrary, for the purposes of this Agreement, (a) MPLX and its subsidiaries shall be deemed not to be “Affiliates” of MPC, MPCI, Logistics, Holdings, MPLX GP or any of their other Affiliates, and (b) MPC, MPCI, Logistics and MPLX GP and their respective subsidiaries shall not be deemed “Affiliates” of MPLX and its subsidiaries.
“Agreement” has the meaning set forth in the preamble.
“Assumed Liabilities” means the liabilities arising out of or attributable to the ownership of the Contributed Interests or other activities occurring in connection with and attributable to the ownership of the Contributed Interests to the extent and only to the extent arising from and after the Effective Time.
“Cap” means the amount equal to twenty percent (20%) of the Total Value.

“Cash Consideration” means the Logistics Cash Consideration plus the Holdings Cash Consideration plus the MPLX GP Cash Consideration which equals a total of $420,000,000.
“Closing” means the consummation of the transactions contemplated by this Agreement.
“Closing Date” has the meaning set forth in Section 13.1.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commercially Reasonable Efforts” means efforts which are commercially reasonable under the relevant circumstances to enable a Party, directly or indirectly, to satisfy a condition to or otherwise assist in the consummation of a desired result and which do not require the performing Party to expend funds or assume obligations other than expenditures and obligations which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the contemplated transactions.
“Common Unit” has the meaning set forth in the MPLX Partnership Agreement.
“Conflicts Committee” means the Conflicts Committee of the Board of Directors of MPLX GP LLC, the general partner of MPLX.
“Contract” means any contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, settlement, Permit, or other legally binding agreement.
“Contributed Entities” means Louisiana and Lincoln.
“Contributed Interests” means collectively the Logistics Membership Interests, the Holdings Membership Interests, the Holdings Shares and the MPLX GP Membership Interests.
“Contributions” means the transactions described in Sections 2.4, 2.5 and 2.6 of this Agreement.
“Deductible” means the amount equal to one half of one percent (0.5%) of the Total Value.
“Effective Time” means 12:01 am local time in Findlay, Ohio on the Closing Date.
“Environmental Laws” means any and all applicable federal, state or local law or statute, or regulations promulgated thereunder, together with any amendments thereto and all substitutions thereof, concerning the environment, preservation or reclamation of natural resources, natural resource damages, human health and safety, prevention or control of spills or pollution, or to the management (including without limitation generation, treatment, storage, transportation, arrangement for transport, disposal, arrangement for disposal or other handling), release or threatened release of Hazardous Substances, including without limitation, the Clean Water Act, also known as the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et. seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et. seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et. seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et. seq., the Superfund Amendment and Reauthorization Act of 1986,

Public Law 99- 499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101 et. seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et. seq., the Occupational Safety and Health Act, as amended, 29 U.S.C. § 655 and § 657, the Clean Air Act, 42 U.S.C, § 7401 et. seq., the Safe Drinking Water Act, 42 U.S.C. § 300f to § 300j-26, the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. § 5101 et. seq., the Atomic Energy Act of 1954 as amended, 42 U.S.C. §§ 2014, 2021(d), 2022, 2111, 2113 and 2114.
“Equity Interest” means capital stock, voting securities, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of the issuing entity.
“Excluded Liabilities” means the liabilities arising out of or attributable to the ownership of the Contributed Interests or other activities occurring in connection with and attributable to the ownership of the Contributed Interests prior to the Effective Time.
“Explorer” has the meaning set forth in the recitals.
“Explorer Shareholders’ Agreement” means that certain Shareholders Agreement, dated January 1, 2016, between EXPL Pipeline Investment LLC, MPL Investment LLC, Phillips 66 Partners Holdings LLC, Shell Pipeline Company LP, Sunoco Pipeline, L.P. and Explorer Pipeline Company, as amended to date.
“Explorer Shares” has the meaning set forth in the recitals.
“Financial Advisor” means Jefferies LLC, the financial advisor to the Conflicts Committee.
“Fundamental Representations” has the meaning set forth in Section 4.3(a).
“Governmental Authority” means any federal, state, local, foreign, multi-national, supra-national, national, regional or other governmental agency, authority, administrative agency, regulatory body, commission, board, bureau, agency, officer, official, instrumentality, court or arbitral tribunal having governmental or quasi-governmental powers or any other instrumentality or political subdivision thereof; provided, however, that such term shall not include any entity or organization that is engaged in industrial or commercial operations and is wholly or partly owned by any government, to the extent that such entity or organization is acting in a commercial capacity.
“GP Unit” means “General Partner Unit” as such term is defined in the MPLX Partnership Agreement.
“Hazardous Substance” means any substance, material or waste designated, regulated or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law.
“Holdings” has the meaning set forth in the preamble.

“Holdings Cash Consideration” has the meaning set forth in Section 3.2.
“Holdings Explorer Shares” has the meaning set forth in the recitals.
“Holdings Lincoln Membership Interest” has the meaning set forth in the recitals.
“Holdings LOCAP Shares” has the meaning set forth in the recitals.
“Holdings Louisiana Membership Interest” has the meaning set forth in the recitals.
“Holdings Issued Units” has the meaning set forth in Section 3.2.
“Holdings Membership Interests” means the Holdings Lincoln Membership Interests and the Holdings Louisiana Membership Interests.
“Holdings Shares” means collectively the Holdings Explorer Shares and the Holdings LOCAP Shares.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“IEPC” means Illinois Extension Pipeline Company, L.L.C., a Delaware limited liability company.
“IEPC Interest” has the meaning set forth in Section 5.8(d).
“Indemnified Party” has the meaning set forth in Section 4.4.
“Indemnifying Party” has the meaning set forth in Section 4.4.
“Insurance Policies” has the meaning set forth in Section 5.16.
“Issued Units” has the meaning set forth in Section 3.3.
“Joint Venture Companies” means LOOP, LOCAP, Explorer and IEPC.
“Joint Venture Companies Financial Statements” means (i) the audited combined balance sheets as of December 31, 2014, 2015 and 2016 and combined statements of income, cash flows and equity for the years ended December 31, 2014, 2015 and 2016 for each Joint Venture Company and, (ii) the unaudited financial statements for each Joint Venture Company dated March 31, 2017 and June 30, 2017.
“JV Interests” means collectively the LOOP Interest and the IEPC Interest.
“Knowledge” means, with respect to MPCI, the Knowledge of (i) in the case of LOOP, John Swearingen, (ii) in the case of LOCAP, Shawn Lyon, (iii) in the case of Explorer, David Murphy and (iv) in the case of IEPC, David Murphy.

“Liens” means any security interest, lien, deed of trust, mortgage, pledge, charge, claim, restriction, easement, encumbrance or other similar interest or right.
“Lincoln” has the meaning set forth in the recitals.
“Lincoln LLC Agreement” means the Lincoln Pipeline LLC Limited Liability Company Agreement dated March 26, 2014.
“Lincoln Membership Interests” means 100% of the limited liability company membership interests of Lincoln.
“Litigation” has the meaning set forth in Section 5.9.
“LLC Agreements” means collectively the Louisiana LLC Agreement and the Lincoln LLC Agreement.
“LOCAP” has the meaning set forth in the recitals.
“LOCAP Shares” has the meaning set forth in the recitals.
“Logistics” has the meaning set forth in the preamble.
“Logistics Cash Consideration” has the meaning set forth in Section 3.1.
“Logistics Issued Units” has the meaning set forth in Section 3.1.
“Logistics Explorer Shares” has the meaning set forth in the recitals.
“Logistics LOCAP Shares” has the meaning set forth in the recitals.
“Logistics Membership Interests” means the Logistics Lincoln Membership Interests and the Logistics Louisiana Membership Interests.
“Logistics Shares” means the Logistics Explorer Shares and the Logistics LOCAP Shares.
“LOOP” means LOOP LLC, a Delaware limited liability company.
“LOOP Hydrocarbon Inventory” means the approximately 800,000 bbls of hydrocarbon inventory counted by LOOP in 2016 and, being sold by LOOP through the end of 2017 or thereafter, if such sales extend beyond 2017.
“LOOP Interest” has the meaning set forth in Section 5.8(d).
“Losses” has the meaning set forth in Section 4.1(a).
“Louisiana” has the meaning set forth in the recitals.

“Louisiana LLC Agreement” means the MPL Louisiana Holdings LLC Limited Liability Company Agreement dated March 27, 2012.
“Louisiana Membership Interests” means 100% of the limited liability company interest of Louisiana.
“Material Adverse Effect” means any change, circumstance, effect or condition that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, financial condition, assets, liabilities or results of operations of the Contributed Entities or the Joint Venture Companies taken as a whole; or (ii) any Party’s ability to enter into or perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, that the term “Material Adverse Effect” shall not include:
(a)    any fact, change, effect, condition or event that:
(i)    generally affects economic conditions in any of the markets or geographical areas in which the Joint Venture Companies operate;
(ii)    generally affects economic conditions or the financial, banking, currency or capital markets in general (whether in the United States or any other country or in any international market), including changes in (1) general financial or market conditions, (2) currency exchange rates or currency fluctuations, (3) prevailing interest rates or credit markets, and (4) the price of commodities or raw materials used in the businesses of the Joint Venture Companies;
(iii)    generally affect the industries in which the Joint Venture Companies operate; or
(iv)    result from national or international political or social actions or conditions, including the engagement by any country in hostilities, whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack;
(b)    changes in Law, GAAP or other applicable accounting standards or interpretations thereof;
(c)    any failure to meet internal projections, public estimates or expectations with respect to the Joint Venture Companies (it being understood that the underlying causes of any such failure may be taken into consideration in determining whether a Material Adverse Effect has occurred); or
(d)    the announcement of, or the taking of any action contemplated by, this Agreement and the other agreements contemplated hereby; provided, however, that facts, changes, affects, conditions or events referred to in clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (b) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and only to the extent such facts, changes, affects, conditions or events have had or would reasonably be expected to have a disproportionate effect on the Joint Venture Companies as compared to other companies operating in similar businesses.

“Material Contract” means
(a)    any Contract relating to the ownership, use or operation of the assets of any of the Joint Venture Companies that, as of the date hereof, is reasonably expected to provide for revenues to or require commitments from any Joint Venture Company in an amount greater than $15,000,000 during any calendar year, and
(b)    any other contract affecting the ownership, use or operation of any of the Joint Venture Companies, including but not limited to any limited liability company agreement, shareholders’ agreement or operating agreement, the loss of which could, indirectly or in the aggregate, have a Material Adverse Effect.
“Mediation Notice” has the meaning set forth in Section 14.5(b).
“Membership Interests” means collectively the Logistics Membership Interests, the Holdings Membership Interests and the MPLX GP Membership Interests.
“MPC” means Marathon Petroleum Corporation.
“MPC License Guaranty” means that certain Guaranty Agreement executed by MPC on October 10, 2012 in support of the License Agreement dated January 17, 1977.
“MPC Tax Group” means the affiliated group of corporations within the meaning of Section 1504 of the Code which files a consolidated United States federal income Tax Return and as to which Marathon Petroleum Corporation, a Delaware corporation, is the common parent, and, in the case of any combined or unitary Tax Return, the group of corporations filing such Tax Return that includes MPCI.
“MPL” means MPL Investment LLC, a Delaware limited liability company.
“MPLX” has the meaning set forth in the preamble.
“MPLX GP” has the meaning set forth in the preamble.
“MPLX GP Cash Consideration” has the meaning set forth in Section 3.3.
“MPLX GP Issued Common Units” has the meaning set forth in Section 3.3.
“MPLX GP Issued GP Units” has the meaning set forth in Section 3.3.
“MPLX GP Issued Units” has the meaning set forth in Section 3.3.
“MPLX GP Lincoln Membership Interest” has the meaning set forth in the recitals.
“MPLX GP Louisiana Membership Interest” has the meaning set forth in the recitals.
“MPLX GP Membership Interests” means the MPLX GP Lincoln Membership Interests and the MPLX GP Louisiana Membership Interests.

“MPLX GP Shares” means the MPLX GP Explorer Shares and the MPLX GP LOCAP Shares.
“MPLX Indemnitees” has the meaning set forth in Section 4.1(a).
“MPLX Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of MPLX dated October 31, 2016, including any and all amendments thereof.
“NYSE” means the New York Stock Exchange.
“Organizational Document” means, with respect to any entity, the legal organizational and governing documents of such entity, including the certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, agreement of limited partnership and shareholders’ agreement, in each case, as currently in effect.
“Parties” and “Party” have the meaning set forth in the preamble.
“Partnership Debt” has the meaning set forth in the recitals.
“Permit” means permits, licenses, certificates, orders, approvals, authorization, grants, consents, concessions, warrants, franchises and similar rights and privileges.
“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, unlimited liability corporation, proprietorship, other business organization, trust, union, association or Governmental Authority.
“Plan” means, whether written or oral, each “employee benefit plan” within the meaning of Section 3(3) of ERISA (including “multiemployer plans” within the meaning of Section 3(37) of ERISA) and any and all employment, deferred compensation, change in control, severance, termination, loan, employee benefit, retention, bonus, pension, profit sharing, savings, retirement, welfare, incentive compensation, stock or equity-based compensation, stock purchase, stock appreciation, collective bargaining, fringe benefit, vacation, paid time off, sick leave or other similar agreements, plans, programs, policies, understandings or arrangements.
“Pre-Effective Time Transactions” means the transactions described in Sections 2.1, 2.2 and 2.3 of this Agreement.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing of any Hazardous Substance into the environment.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, buy such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such

Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the general partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
“Tax” means (i) any and all federal, state, provincial, county, local or foreign taxes or levies of any kind and any and all other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real property, personal property, escheat, asset, sales, use, franchise, license, payroll, transaction, capital, capital gains, net worth, withholding, estimated, social security, utility, workers’ compensation, severance, disability, wage, employment, production, unemployment compensation, occupation, premium, windfall profits, transfer, gains, alternative or add-on minimum, stamp, documentary, recapture, business license, business organization, environmental, profits, lease, or other taxes or other charges imposed by or on behalf or payable to any Governmental Authority including tax liabilities arising under Treasury Regulation Section 1.1502-6 and any similar provisions from federal, state, local or foreign applicable law, together with any interest, fines, penalties, assessments, or additions resulting from, attributable to, or incurred in connection with any of the foregoing (whether or not disputed) and (ii) any transferee or other secondary or non-primary liability or other obligations with respect to any item in clause (i) above, whether such liability or obligation arises by assumption, operation of law, contract, indemnity, guarantee, as a successor or otherwise.
“Tax Authority” means any Governmental Authority having jurisdiction over the payment or reporting of any Tax.
“Tax Proceeding” means any action, audit, litigation or other proceeding for assessment or collection of Taxes.
“Tax Return” means any report, statement, form, return or other document or information required to be supplied to a Tax Authority in connection with Taxes.
“Third Party Claim” has the meaning set forth in Exhibit 1.
“Transaction Taxes” has the meaning set forth in Section 11.5(d).
“Total Value” means $1.05 billion.

Exhibit 1

(a)If any third party institutes any legal proceedings or asserts any claim or demand in respect of which indemnification is available under Section 4.1 or Section 4.2 of this Agreement, as applicable (a “Third Party Claim”), the Indemnified Party shall promptly give written notice of the assertion of the Third Party Claim to the Indemnifying Party; provided, however, that failure of the Indemnified Party to so notify the Indemnifying Party shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect to such claim, except to the extent the Indemnifying Party is prejudiced by such failure.

(b)Subject to the provisions of this Exhibit 1, the Indemnifying Party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Party, and to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses with respect to which it is subject to an indemnification obligation under this Agreement; provided that, in order to defend against, negotiate, settle or otherwise deal with any such Third Party Claim, the Indemnifying Party must first acknowledge in writing to the Indemnified Party its unqualified obligation to indemnify the Indemnified Party under this Agreement and provide to the Indemnified Party reasonable evidence that the Indemnifying Party has reasonably sufficient financial resources to enable it to fulfill its obligations under Article 4 and this Exhibit 1. Notwithstanding the immediately preceding sentence, the Indemnifying Party shall not have the right to defend against, negotiate, settle or otherwise deal with any Third Party Claim:

(i)if the Indemnified Party reasonably and in good faith believes that the Third Party Claim would reasonably be likely to be materially detrimental to the reputation, customer or supplier relations or future business prospects of the Indemnified Party or any of its Affiliates;

(ii)unless the Third Party Claim is solely for monetary damages (except where any non-monetary relief being sought is merely incidental to a primary claim for monetary damages on the part of the Indemnified Party);

(iii)if the Third Party Claim involves criminal allegations; or

(iv)if the Indemnifying Party fails to prosecute or defend, actively and diligently, the Third Party Claim.

(c)    If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim, it shall within five (5) days of the Indemnified Party’s written notice of the assertion of such Third Party Claim (or sooner if the nature of the Third Party Claim so requires) notify the Indemnified Party of its intent to do so; provided that the Indemnifying Party must conduct its defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard. If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Third Party

Claim; fails to notify the Indemnified Party of its election timely as provided in this Agreement; or contests its obligation to indemnify the Indemnified Party for Losses relating to such Third Party Claim under this Agreement, then the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Third Party Claim. If the Indemnified Party defends any Third Party Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the expenses of defending such Third Party Claim upon submission of periodic bills. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party may participate, at his or its own expense, in the defense of such Third Party Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable. Each party shall provide reasonable access to each other party to such documents and information as may reasonably be requested in connection with the defense, negotiation or settlement of any Third Party Claim; provided, however, that nothing in this Agreement shall require any party to disclose any documents, materials or other information that is subject to attorney-client privilege. Notwithstanding anything in this Exhibit 1 to the contrary, the Indemnifying Party shall not enter into any settlement of any Third Party Claim without the written consent of the Indemnified Party if such settlement (i) would create any liability of the Indemnified Party for which the Indemnified Party is not entitled to indemnification under this Agreement, (ii) would provide for any injunctive relief or other non-monetary obligation affecting the Indemnified Party, or (iii) does not include an unconditional release of the Indemnified Party from all liability and obligation in respect of the Third Party Claim.

(d)    After any final decision, judgment or award is rendered by a Governmental Authority of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement is consummated, or the Indemnified Party and the Indemnifying Party have arrived at a mutually binding agreement, in each case with respect to a Third Party Claim, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter, and the Indemnifying Party shall pay all of such remaining sums so due and owing to the Indemnified Party by wire transfer of immediately available funds within five (5) business days after the date of such notice.

Exhibit 2

CONTRIBUTION AND ASSUMPTION AGREEMENT

This Contribution and Assumption Agreement (this “Agreement”) is entered into as of September 1, 2017, by and between MPLX Logistics Holdings LLC, a Delaware limited liability company (“Logistics”), and MPLX LP, a Delaware limited partnership (“MPLX”), pursuant to that certain Membership Interests and Shares Contributions Agreement, dated September 1, 2017, to which Logistics and MPLX are among the parties to such agreement (the “Contributions Agreement”). Capitalized terms used and not defined herein have the meanings given to such terms in the Contributions Agreement.

In accordance with Section 2.4 of the Contribution Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Logistics hereby contributes, assigns, transfers, conveys and delivers the Logistics Membership Interests and Logistics Shares to MPLX, free and clear of all liens other than as set forth in the Contributed Entities’ or Joint Venture Companies’ Organizational Documents and other than restrictions on transfer under applicable federal and state securities laws, and MPLX hereby unconditionally and absolutely acquires, accepts and assumes from Logistics the Logistics Membership Interests and Logistics Shares.

To have and to hold the Logistics Membership Interests and Logistics Shares unto MPLX, its successors and assigns, forever.

Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the covenants, agreements, representations and warranties of any of the parties set forth in the Contributions Agreement. If there is a conflict between the provisions of the Contributions Agreement and the provisions of this Agreement, the provisions of the Contributions Agreement shall control.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Logistics, MPLX and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by Logistics and MPLX.
In Witness Whereof, the parties have executed this Agreement as of the date set forth above.

MPLX Logistics Holdings LLC		MPLX LP
		By:	MPLX GP LLC, its General Partner

By:		By:

Name:	Timothy T. Griffith	Name:	Michael J. Hennigan

Title:	Vice President	Title:	President

Exhibit 3
CONTRIBUTION AND ASSUMPTION AGREEMENT
This Contribution and Assumption Agreement (this “Agreement”) is entered into as of September 1, 2017, by and between MPLX Holdings Inc., a Delaware corporation (“Holdings”), and MPLX LP, a Delaware limited partnership (“MPLX”), pursuant to that certain Membership Interests and Shares Contributions Agreement, dated September 1, 2017, to which Holdings and MPLX are among the parties to such agreement (the “Contributions Agreement”). Capitalized terms used and not defined herein have the meanings given to such terms in the Contributions Agreement.
In accordance with Section 2.5 of the Contribution Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Holdings hereby contributes, assigns, transfers, conveys and delivers the Holdings Membership Interests and Holdings Shares to MPLX, free and clear of all liens other than as set forth in the Contributed Entities’ and Joint Venture Companies’ Organizational Documents and other than restrictions on transfer under applicable federal and state securities laws, and MPLX hereby unconditionally and absolutely acquires, accepts and assumes from Holdings the Holdings Membership Interests and Holdings Shares.
To have and to hold the Holdings Membership Interests and Holdings Shares unto MPLX, its successors and assigns, forever.
Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the covenants, agreements, representations and warranties of any of the parties set forth in the Contributions Agreement. If there is a conflict between the provisions of the Contributions Agreement and the provisions of this Agreement, the provisions of the Contributions Agreement shall control.
This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Holdings, MPLX and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by Holdings and MPLX.
In Witness Whereof, the parties have executed this Agreement as of the date set forth above.

MPLX Holdings Inc.		MPLX LP
		By:	MPLX GP LLC, its General Partner

By:		By:

Name:	Timothy T. Griffith	Name:	Michael J. Hennigan

Title:	Vice President	Title:	President

Exhibit 4
CONTRIBUTION AND ASSUMPTION AGREEMENT
This Contribution and Assumption Agreement (this “Agreement”) is entered into as of September 1, 2017, by and between MPLX GP LLC, a Delaware limited liability company (“MPLX GP”), and MPLX LP, a Delaware limited partnership (“MPLX”), pursuant to that certain Membership Interests and Shares Contributions Agreement, dated September 1, 2017, to which MPLX GP and MPLX are among the parties to such agreement (the “Contributions Agreement”). Capitalized terms used and not defined herein have the meanings given to such terms in the Contributions Agreement.
In accordance with Section 2.6 of the Contributions Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, MPLX GP hereby contributes, assigns, transfers, conveys and delivers the MPLX GP Membership Interests and MPLX GP Shares to MPLX, free and clear of all liens other than as set forth in the MPLX GP Organizational Documents and other than restrictions on transfer under applicable federal and state securities laws, and MPLX hereby unconditionally and absolutely acquires, accepts and assumes from MPLX GP the MPLX GP Membership Interests and MPLX GP Shares.
To have and to hold the MPLX GP Membership Interests and MPLX GP Shares unto MPLX, its successors and assigns, forever.
Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the covenants, agreements, representations and warranties of any of the parties set forth in the Contributions Agreement. If there is a conflict between the provisions of the Contributions Agreement and the provisions of this Agreement, the provisions of the Contributions Agreement shall control.
This Agreement shall be binding upon, inure to the benefit of, and be enforceable by MPLX GP, MPLX and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by MPLX GP and MPLX.
In Witness Whereof, the parties have executed this Agreement as of the date set forth above.

MPLX GP LLC		MPLX LP
		By:	MPLX GP LLC, its General Partner

By:		By:

Name:	Michael J. Hennigan	Name:	Michael J. Hennigan

Title:	President	Title:	President

EXHIBIT 5

LINCOLN PIPELINE LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

Dated as of September 1, 2017

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
LINCOLN PIPELINE LLC
This Amended and Restated Limited Liability Company Agreement (the “Agreement”), dated as of September 1, 2017, is entered into by MPLX OPERATIONS LLC, a Delaware limited liability company (the “Member”), as the sole Member of LINCOLN PIPELINE LLC, the limited liability company to be governed by this Agreement (the “Company”). The definition of “Member” shall also include any additional or successor member or members as reflected on Exhibit A attached hereto.
RECITALS:
WHEREAS, the Company was heretofore formed by its member as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), by filing the Certificate of Formation with the Office of the Secretary of State of Delaware, effective 5:24 p.m. EDT on March 26, 2014; and

WHEREAS,     The Member determined it is appropriate to adopt an Amended and Restated Limited Liability Company Agreement of the Company as described herein.
NOW, THEREFORE, the undersigned does hereby amend and restate the Limited Liability Company Agreement as follows and intends such amendment to be effective as of September 1, 2017.
ARTICLE I
ORGANIZATION
Section 1.1    Formation of Company; Term. The Company is a limited liability company governed by this Agreement and the Delaware Limited Liability Company Act as set forth in Title 6, Chapter 18 of the Delaware Code, as amended or amended and restated from time to time after the date of this Agreement (the “Act”). The Company is an entity separate from the Member, created by the execution and filing with the Secretary of State of the State of Delaware of a Certificate of Formation for the Company. Unless sooner dissolved and liquidated by action of the Member, the Company is to continue in perpetuity.
Section 1.2    Name. The name of the Company is     LINCOLN PIPELINE LLC.
Section 1.3    Purpose of the Company; Business. The purpose of the Company is to engage in and carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act and to perform all things necessary or incidental to or connected with or growing out of those activities in accordance with this Agreement.

Section 1.4    Principal Place of Business, Office, and Agent. The principal place of business and mailing address of the Company, and the office where the records required by the Act are maintained, is 200 East Hardin Street, Findlay, Ohio 45840 or at such other location selected, from time to time, by the Member. The registered office of the Company in Delaware is the office of the Company’s statutory agent. The Company’s statutory agent in Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Member may, from time to time, change the statutory agent or the principal place of business of the Company, without reflecting the change in this Agreement.
Section 1.5    Fictitious Business Name Statement; Other Certificates. The Member will, from time to time, register the Company as a foreign limited liability company and file fictitious or trade name statements or certificates in those jurisdictions and offices as the Member considers necessary or appropriate. The Company may do business under any fictitious business names approved by the Member. The Member will, from time to time, file or cause to be filed certificates of amendment, certificates of cancellation, or other certificates as the Member reasonably considers necessary or appropriate under the Act or under the law of any jurisdiction in which the Company is doing business to establish and continue the Company as a limited liability company.
ARTICLE II
CAPITALIZATION; ECONOMICS
Section 2.1      Capital. Upon the formation of the Company, the Member contributed $1,000 in cash to the capital of the Company. The Member is not obligated to make additional contributions to the capital of the Company except as the Member may otherwise expressly agree to in writing.
Section 2.2     Capital Accounts; Allocations. All items of income, gain, loss, and deduction will be allocated to the Member. The Company will keep a record of the Member’s contributions to the Company, the Company’s income, gains, losses, and deductions, and its distributions to the Member.
Section 2.3     Interest. The Member is not to be paid interest on its capital contribution(s) to the Company.
Section 2.4     Distributions. All distributions of the Company shall be allocated solely to the Member. Subject to the limitations set forth in the Act, prior to the winding-up and liquidation of the Company, the Member may, in its discretion, direct the Company to make distributions of cash or other property to the Member. Once the Member becomes entitled to receive a distribution, it will have the status of, and be entitled to all remedies available to, a creditor of the Company with respect to the distribution.
Section 2.5    Tax Status. For federal income tax purposes, the Company is intended to be treated as (i) an entity whose existence apart from its owner is disregarded (commonly known as a “disregarded entity”) for any period in which it has only one Member and (ii) as a partnership for any period in which it has more than one Member.

ARTICLE III
MANAGEMENT BY MEMBER
Section 3.1    Authority of the Member. The business and affairs of the Company shall be managed by the Member (acting directly or through the Officers). No Member may sell, assign, pledge, or otherwise transfer or encumber all or any parts of its interest in the Company (collectively referred to as “transfer”), and no transferee shall be admitted as a Member without the prior written consent of all other Member(s) and without appropriate amendments to Exhibit A attached hereto to reflect the change in ownership of membership interest in the Company. Any purported transfer in violation of this Section 3.1 shall be null and void and shall not be recognized by the Company.
The Member may appoint by written designation an individual to act as the member’s representative (the “Member Representative”) to exercise all rights and authority of the Member under this Agreement or otherwise with respect to the management of the business and affairs of the Company. The Member Representative may be removed or replaced at any time by written action of the Member. The designated Member Representative is set forth on Exhibit A, which may be revised from time to time to reflect the designated Member Representative.
Section 3.2    Delegation. Subject to Section 3.3 and without limiting the power and authority of the Member to manage the business and affairs of the Company pursuant to the Act and this Agreement, the Member hereby delegates to the officers of the Company (the “Officers”) the full authority to conduct the business of the Company and to execute and deliver any and all agreements, instruments, certificates, applications, tax returns or other governmental or regulatory filings or other documents on behalf of and in the name of the Company as such Officers, or any of them, deem to be necessary or desirable in connection with the conduct of the Company’s business.
Section 3.3    Powers Reserved for the Member. Notwithstanding Section 3.2, the written approval of the Member is required for:
(a)        any amendment to, restatement of, or other modification to the Certificate of Formation of the Company or this Agreement;
(b)        the admission of a new Member or the issuance of any membership interest of the Company;
(c)        the merger or consolidation of the Company with and into another entity or the conversion of the Company into another form of entity;
(d)        the dissolution, winding up or liquidation of the business or affairs of the Company;
(e)        the sale of all or substantially all of the assets and properties of the Company; or
(f)        the appointment, removal or replacement of any Officer.

Section 3.4    Officers of the Company
(a)    The Company will have a President, one or more Vice Presidents, a Treasurer and a Secretary, all as appointed by the Member. The Company may have such additional Officers, including one or more Assistant Treasurers and Assistant Secretaries, as are appointed, from time to time, by the Member.
(b)    Each Officer serves until the earlier of his or her death, resignation, or removal. An Officer may be removed at any time by the Member. Any Officer may resign at any time by delivering his or her written resignation to the Member.
Section 3.5    Standard of Care.
(a)    The Member and each Officer, in the performance of his or her duties, are entitled to rely in good faith on information, opinions, reports, or other statements, including financial statements, books of account, and other financial data prepared or presented by one or more Officers or employees of the Company, legal counsel, accountants or any other person as to matters in which the person relying on such information, opinions, reports or other statements reasonably believes are within the preparing or presenting person’s professional or expert competence.
(b)    Each Officer is to perform his or her duties as an officer of the Company in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company.
Section 3.6    Exculpation and Indemnification.
(a)    Neither the Member nor any Officer (each, a “Covered Person”) shall be liable to the Company, or any person claiming by or through the Company, for any loss, liability or damage incurred by the Company or such claiming person by reason of any act or omission performed or omitted by the Covered Person in good faith on behalf of the Company, except that a Covered Person may be liable for any such loss, liability or damage incurred by the Company or such claiming person by reason of such Covered Person’s knowing violation of the law or intentional misconduct.
(b)    To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, judgment, fine, penalty, damages, amounts paid in settlement, and actual out-of-pocket expenses incurred by such Covered Person in connection with any claim, demand, action, suit, investigation or other proceeding asserted by a third party against such Covered Person by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company in good faith and in a manner in which the Covered Person reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, in which the Covered Person had no reasonable cause to believe his, her or its conduct was unlawful.

(c)    To the fullest extent permitted by applicable law, the Company shall from time to time advance to each Covered Person any and all expenses (including reasonable legal fees) incurred by a Covered Person in the defense of any claim, demand, action, suit, investigation or other proceeding asserted against such Covered Person by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company; provided, however, that as a condition precedent to the advancement of any expenses, the Covered Person shall agree in writing to repay any such advances if and when it is finally determined that the Covered Person is not entitled to be indemnified for such expenses as authorized in this Section 3.6.
(d)    To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.
(e)    Nothing in this Section 3.6, express or implied, is intended or shall be construed (i) to give any Person other than a Covered Person any legal or equitable right, remedy or claim under or in respect of this Section 3.6 or any provision contained herein, (ii) to limit the power or authority of the Company under the Act to indemnify, hold harmless or advance expenses to any Covered Person, employee, agent or other person acting on behalf of the Company from and against any claims or demands whatsoever or (iii) to preclude any rights to indemnification or advancement of expenses that a Covered Person may have from any other person or entity, including the Member or any direct or indirect parent entity of the Member, with respect to any act or omission taken on behalf of the Company.
ARTICLE IV
GENERAL
Section 4.1    Dissolution and Liquidation. To the extent that this Agreement may limit the events and occurrences that would otherwise cause the dissolution or liquidation of a limited liability company under the Act, the Company will only be dissolved or liquidated upon the affirmative consent of the Member. In the event of liquidation or dissolution, the Company shall first pay or make provision to pay all its obligations as required by the Act or other applicable law and any assets remaining shall be distributed to the Member.
Section 4.2    Liability to Third Parties. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member or Officer of the Company shall be obligated personally for any such debts, obligations or liabilities solely by reason of being a Member or Officer of the Company.

Section 4.3    Whole Agreement. This Agreement constitutes the limited liability company agreement of the Company as contemplated under the Act and supersedes any limited liability company agreement previously made or entered into with respect to the Company.
Section 4.4    Governing Law. This Agreement is intended to be governed by and construed under the laws of the State of Delaware.
Section 4.5    Construction. The headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, include all other genders. Unless otherwise specifically stated, references to Sections or Articles refer to the Sections and Articles of this Agreement.
* * *
IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

MPLX OPERATIONS LLC

By:
Pamela K.M. Beall
President

EXHIBIT A
to the
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
LINCOLN PIPELINE LLC

Member	Effective Date	Ownership of Membership Interest
MPL Investment LLC	03/26/2014	100%

Designated Member Representative
Pamela K.M. Beall

EXHIBIT A
to the
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
LINCOLN PIPELINE LLC

Member	Effective Date	Ownership of Membership Interest
MPC Investment LLC	09/01/2017	100%

Designated Member Representative
Pamela K.M. Beall

EXHIBIT A
to the
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
LINCOLN PIPELINE LLC

Member	Effective Date	Ownership of Membership Interest
MPLX GP LLC	09/01/2017	74.63%
MPLX Logistics Holdings LLC	09/01/2017	17.74%
MPLX Holdings Inc.	09/01/2017	7.63%

Designated Member Representative
Pamela K.M. Beall

EXHIBIT A
to the
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
LINCOLN PIPELINE LLC

Member	Effective Date	Ownership of Membership Interest
MPLX LP	09/01/2017	100%

Designated Member Representative
Pamela K.M. Beall

EXHIBIT A
to the
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
LINCOLN PIPELINE LLC

Member	Effective Date	Ownership of Membership Interest
MPLX Operations LLC	09/01/2017	100%

Designated Member Representative
Pamela K.M. Beall

EXHIBIT 6

MPL LOUISIANA HOLDINGS LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

Dated as of September 1, 2017

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
MPL LOUISIANA HOLDINGS LLC
This Amended and Restated Limited Liability Company Agreement (the “Agreement”), dated as of September 1, 2017, is entered into by MPLX OPERATIONS LLC, a Delaware limited liability company (the “Member”), as the sole Member of MPL LOUISIANA HOLDINGS LLC, the limited liability company to be governed by this Agreement (the “Company”). The definition of “Member” shall also include any additional or successor member or members as reflected on Exhibit A attached hereto.
RECITALS:
WHEREAS, the Company was heretofore formed by its member as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), by filing the Certificate of Formation with the Office of the Secretary of State of Delaware, effective 10:37 a.m. EDT on March 27, 2012; and

WHEREAS,     The Member determined it is appropriate to adopt an Amended and Restated Limited Liability Company Agreement of the Company as described herein.
NOW, THEREFORE, the undersigned does hereby amend and restate the Limited Liability Company Agreement as follows and intends such amendment to be effective as of September 1, 2017.
ARTICLE I
ORGANIZATION
Section 1.1    Formation of Company; Term. The Company is a limited liability company governed by this Agreement and the Delaware Limited Liability Company Act as set forth in Title 6, Chapter 18 of the Delaware Code, as amended or amended and restated from time to time after the date of this Agreement (the “Act”). The Company is an entity separate from the Member, created by the execution and filing with the Secretary of State of the State of Delaware of a Certificate of Formation for the Company. Unless sooner dissolved and liquidated by action of the Member, the Company is to continue in perpetuity.
Section 1.2    Name. The name of the Company is      MPL LOUISIANA HOLDINGS LLC.
Section 1.3    Purpose of the Company; Business. The purpose of the Company is to engage in and carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act and to perform all things necessary or incidental to or connected with or growing out of those activities in accordance with this Agreement.

Section 1.4    Principal Place of Business, Office, and Agent. The principal place of business and mailing address of the Company, and the office where the records required by the Act are maintained, is 200 East Hardin Street, Findlay, Ohio 45840 or at such other location selected, from time to time, by the Member. The registered office of the Company in Delaware is the office of the Company’s statutory agent. The Company’s statutory agent in Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Member may, from time to time, change the statutory agent or the principal place of business of the Company, without reflecting the change in this Agreement.
Section 1.5    Fictitious Business Name Statement; Other Certificates. The Member will, from time to time, register the Company as a foreign limited liability company and file fictitious or trade name statements or certificates in those jurisdictions and offices as the Member considers necessary or appropriate. The Company may do business under any fictitious business names approved by the Member. The Member will, from time to time, file or cause to be filed certificates of amendment, certificates of cancellation, or other certificates as the Member reasonably considers necessary or appropriate under the Act or under the law of any jurisdiction in which the Company is doing business to establish and continue the Company as a limited liability company.
ARTICLE II
CAPITALIZATION; ECONOMICS
Section 2.1      Capital. Upon the formation of the Company, the Member contributed $1,000 in cash to the capital of the Company. The Member is not obligated to make additional contributions to the capital of the Company except as the Member may otherwise expressly agree to in writing.
Section 2.2     Capital Accounts; Allocations. All items of income, gain, loss, and deduction will be allocated to the Member. The Company will keep a record of the Member’s contributions to the Company, the Company’s income, gains, losses, and deductions, and its distributions to the Member.
Section 2.3     Interest. The Member is not to be paid interest on its capital contribution(s) to the Company.
Section 2.4     Distributions. All distributions of the Company shall be allocated solely to the Member. Subject to the limitations set forth in the Act, prior to the winding-up and liquidation of the Company, the Member may, in its discretion, direct the Company to make distributions of cash or other property to the Member. Once the Member becomes entitled to receive a distribution, it will have the status of, and be entitled to all remedies available to, a creditor of the Company with respect to the distribution.
Section 2.5    Tax Status. For federal income tax purposes, the Company is intended to be treated as (i) an entity whose existence apart from its owner is disregarded (commonly known as a “disregarded entity”) for any period in which it has only one Member and (ii) as a partnership for any period in which it has more than one Member.

ARTICLE III
MANAGEMENT BY MEMBER
Section 3.1    Authority of the Member. The business and affairs of the Company shall be managed by the Member (acting directly or through the Officers). No Member may sell, assign, pledge, or otherwise transfer or encumber all or any parts of its interest in the Company (collectively referred to as “transfer”), and no transferee shall be admitted as a Member without the prior written consent of all other Member(s) and without appropriate amendments to Exhibit A attached hereto to reflect the change in ownership of membership interest in the Company. Any purported transfer in violation of this Section 3.1 shall be null and void and shall not be recognized by the Company.
The Member may appoint by written designation an individual to act as the member’s representative (the “Member Representative”) to exercise all rights and authority of the Member under this Agreement or otherwise with respect to the management of the business and affairs of the Company. The Member Representative may be removed or replaced at any time by written action of the Member. The designated Member Representative is set forth on Exhibit A, which may be revised from time to time to reflect the designated Member Representative.
Section 3.2    Delegation. Subject to Section 3.3 and without limiting the power and authority of the Member to manage the business and affairs of the Company pursuant to the Act and this Agreement, the Member hereby delegates to the officers of the Company (the “Officers”) the full authority to conduct the business of the Company and to execute and deliver any and all agreements, instruments, certificates, applications, tax returns or other governmental or regulatory filings or other documents on behalf of and in the name of the Company as such Officers, or any of them, deem to be necessary or desirable in connection with the conduct of the Company’s business.
Section 3.3    Powers Reserved for the Member. Notwithstanding Section 3.2, the written approval of the Member is required for:
(a)        any amendment to, restatement of, or other modification to the Certificate of Formation of the Company or this Agreement;
(b)        the admission of a new Member or the issuance of any membership interest of the Company;
(c)        the merger or consolidation of the Company with and into another entity or the conversion of the Company into another form of entity;
(d)        the dissolution, winding up or liquidation of the business or affairs of the Company;
(e)        the sale of all or substantially all of the assets and properties of the Company; or
(f)        the appointment, removal or replacement of any Officer.

Section3.4    Officers of the Company
(a)    The Company will have a President, one or more Vice Presidents, a Treasurer and a Secretary, all as appointed by the Member. The Company may have such additional Officers, including one or more Assistant Treasurers and Assistant Secretaries, as are appointed, from time to time, by the Member.
(b)    Each Officer serves until the earlier of his or her death, resignation, or removal. An Officer may be removed at any time by the Member. Any Officer may resign at any time by delivering his or her written resignation to the Member.
Section 3.5    Standard of Care.
(a)    The Member and each Officer, in the performance of his or her duties, are entitled to rely in good faith on information, opinions, reports, or other statements, including financial statements, books of account, and other financial data prepared or presented by one or more Officers or employees of the Company, legal counsel, accountants or any other person as to matters in which the person relying on such information, opinions, reports or other statements reasonably believes are within the preparing or presenting person’s professional or expert competence.
(b)    Each Officer is to perform his or her duties as an officer of the Company in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company.
Section 3.6    Exculpation and Indemnification.
(a)    Neither the Member nor any Officer (each, a “Covered Person”) shall be liable to the Company, or any person claiming by or through the Company, for any loss, liability or damage incurred by the Company or such claiming person by reason of any act or omission performed or omitted by the Covered Person in good faith on behalf of the Company, except that a Covered Person may be liable for any such loss, liability or damage incurred by the Company or such claiming person by reason of such Covered Person’s knowing violation of the law or intentional misconduct.
(b)    To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, judgment, fine, penalty, damages, amounts paid in settlement, and actual out-of-pocket expenses incurred by such Covered Person in connection with any claim, demand, action, suit, investigation or other proceeding asserted by a third party against such Covered Person by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company in good faith and in a manner in which the Covered Person reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, in which the Covered Person had no reasonable cause to believe his, her or its conduct was unlawful.
(c)    To the fullest extent permitted by applicable law, the Company shall from time to time advance to each Covered Person any and all expenses (including reasonable legal fees) incurred by a Covered Person in the defense of any claim, demand, action, suit, investigation or other proceeding asserted against such Covered Person by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company; provided, however, that as a condition precedent to the advancement of any expenses, the Covered Person shall agree in writing to repay any such advances if and when it is finally determined that the Covered Person is not entitled to be indemnified for such expenses as authorized in this Section 3.6.
(d)    To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.
(e)    Nothing in this Section 3.6, express or implied, is intended or shall be construed (i) to give any Person other than a Covered Person any legal or equitable right, remedy or claim under or in respect of this Section 3.6 or any provision contained herein, (ii) to limit the power or authority of the Company under the Act to indemnify, hold harmless or advance expenses to any Covered Person, employee, agent or other person acting on behalf of the Company from and against any claims or demands whatsoever or (iii) to preclude any rights to indemnification or advancement of expenses that a Covered Person may have from any other person or entity, including the Member or any direct or indirect parent entity of the Member, with respect to any act or omission taken on behalf of the Company.
ARTICLE IV
GENERAL
Section 4.1    Dissolution and Liquidation. To the extent that this Agreement may limit the events and occurrences that would otherwise cause the dissolution or liquidation of a limited liability company under the Act, the Company will only be dissolved or liquidated upon the affirmative consent of the Member. In the event of liquidation or dissolution, the Company shall first pay or make provision to pay all its obligations as required by the Act or other applicable law and any assets remaining shall be distributed to the Member.
Section 4.2    Liability to Third Parties. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member or Officer of the Company shall be obligated personally for any such debts, obligations or liabilities solely by reason of being a Member or Officer of the Company.
Section 4.3    Whole Agreement. This Agreement constitutes the limited liability company agreement of the Company as contemplated under the Act and supersedes any limited liability company agreement previously made or entered into with respect to the Company.
Section 4.4    Governing Law. This Agreement is intended to be governed by and construed under the laws of the State of Delaware.

Section 4.5    Construction. The headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, include all other genders. Unless otherwise specifically stated, references to Sections or Articles refer to the Sections and Articles of this Agreement.
* * *
IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

MPLX OPERATIONS LLC

By:
Pamela K.M. Beall
President

EXHIBIT A
to the
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
MPL LOUISIANA HOLDINGS LLC

Member	Effective Date	Ownership of Membership Interest
Marathon Pipe Line LLC	03/27/2012	100%

Designated Member Representative
Garry L. Peiffer

EXHIBIT A
to the
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
MPL LOUISIANA HOLDINGS LLC

Member	Effective Date	Ownership of Membership Interest
MPL Investment LLC	10/31/2012	100%

Designated Member Representative
Garry L. Peiffer
Pamela K.M. Beall (effective 01/01/2014)

EXHIBIT A
to the
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
MPL LOUISIANA HOLDINGS LLC

Member	Effective Date	Ownership of Membership Interest
MPC Investment LLC	09/01/2017	100%

Designated Member Representative
Pamela K.M. Beall

EXHIBIT A
to the
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
MPL LOUISIANA HOLDINGS LLC

Member	Effective Date	Ownership of Membership Interest
MPLX GP LLC	09/01/2017	74.63%
MPLX Logistics Holdings LLC	09/01/2017	17.74%
MPLX Holdings Inc.	09/01/2017	7.63%

Designated Member Representative
Pamela K.M. Beall

EXHIBIT A
to the
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
MPL LOUISIANA HOLDINGS LLC

Member	Effective Date	Ownership of Membership Interest
MPLX LP	09/01/2017	100%

Designated Member Representative
Pamela K.M. Beall

EXHIBIT A
to the
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
MPL LOUISIANA HOLDINGS LLC

Member	Effective Date	Ownership of Membership Interest
MPLX Operations LLC	09/01/2017	100%

Designated Member Representative
Pamela K.M. Beall

Exhibit S1

DISTRIBUTION AND ASSUMPTION AGREEMENT

This Distribution and Assumption Agreement (this “Agreement”) is entered into as of September 1, 2017, by and between Hardin Street Holdings LLC, a Delaware limited liability company (“Hardin”) and MPL Investment LLC, a Delaware limited liability company (“MPL”).

WHEREAS, Hardin desires to distribute to MPL all of its rights, title and interest in 58.52 shares of ownership interest in LOCAP LLC, a Delaware limited liability company (the “LOCAP Shares”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Hardin hereby distributes, assigns, transfers, conveys and delivers the LOCAP Shares to MPL and MPL hereby unconditionally and absolutely acquires, accepts and assumes from Hardin the LOCAP Shares.

To have and to hold the LOCAP Shares unto MPL, its successors and assigns, forever.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Hardin, MPL and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by Hardin and MPL.

In witness whereof, the parties have executed this Agreement as of the date set forth above.

Hardin Street Holdings LLC		MPL Investment LLC

By:		By:

Name:	Timothy T. Griffith	Name:	Donald C. Templin

Title:	Vice President	Title:	President

EXHIBIT S2

DISTRIBUTION AND ASSUMPTION AGREEMENT

This Distribution and Assumption Agreement (this “Agreement”) is entered into as of September 1, 2017, by and between MPL Investment LLC a Delaware limited liability company (“MPL”) and MPC Investment LLC, a Delaware limited liability company (“MPCI”).

WHEREAS, MPL desires to distribute to MPCI all of its rights, title and interest in 58.52 shares of ownership interest in LOCAP LLC, a Delaware limited liability company (the ‘LOCAP Shares”) and 5,372 shares of common stock of Explorer Pipeline Company, a Delaware corporation (the “Explorer Shares”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, MPL hereby distributes, assigns, transfers, conveys and delivers the LOCAP Shares and Explorer Shares to MPCI and MPCI hereby unconditionally and absolutely acquires, accepts and assumes from MPL the LOCAP Shares and Explorer Shares.

To have and to hold the LOCAP Shares and Explorer Shares unto MPCI, its successors and assigns, forever.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by MPL, MPCI and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by MPL and MPCI.

In witness whereof, the parties have executed this Agreement as of the date set forth above.

MPL Investment LLC		MPC Investment LLC

By:		By:

Name:	Donald C. Templin	Name:	Gary R. Heminger

Title:	President	Title:	Chief Executive Officer

EXHIBIT S3

CONTRIBUTION AND ASSUMPTION AGREEMENT

This Contribution and Assumption Agreement (this “Agreement”) is entered into as of September 1, 2017, by and between MPC Investment LLC, a Delaware limited liability company (“MPCI”) and MPLX Holdings Inc., a Delaware corporation (“Holdings”), pursuant to that certain Membership Interests and Shares Contributions Agreement, dated September 1, 2017, to which Holdings and MPCI are parties (the “Contributions Agreement”). Capitalized terms used and not defined herein have the meanings given to such terms in the Contributions Agreement.

In accordance with Section 2.2 of the Contribution Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, MPCI hereby contributes, assigns, transfers, conveys and delivers the Holdings Shares and Holdings Membership Interests to Holdings, free and clear of all liens, other than as set forth in the Contributed Entities’ and Joint Venture Companies’ Organizational Documents, and other than restrictions on transfer under applicable federal and state securities laws, and Holdings hereby unconditionally and absolutely acquires, accepts and assumes from MPCI the Holdings Shares and Holdings Membership Interests.

To have and to hold the Holdings Shares and Holdings Membership Interests unto Holdings, its successors and assigns, forever.

Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the covenants, agreements, representations and warranties of any of the parties set forth in the Contributions Agreement. If there is a conflict between the provisions of the Contributions Agreement and the provisions of this Agreement, the provisions of the Contributions Agreement shall control.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Holdings, MPCI and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by Holdings and MPCI.

In witness whereof, the parties have executed this Agreement as of the date set forth above.

MPLX Holdings Inc.		MPC Investment LLC

By:		By:

Name:	Timothy T. Griffith	Name:	Gary R. Heminger

Title:	Vice President	Title:	Chief Executive Officer

EXHIBIT M1A

DISTRIBUTION AND ASSUMPTION AGREEMENT

This Distribution and Assumption Agreement (this “Agreement”) is entered into as of September 1, 2017, by and between MPL Investment LLC a Delaware limited liability company (“MPL”) and MPC Investment LLC, a Delaware limited liability company (“MPCI”).

WHEREAS, MPL desires to distribute to MPCI all of its rights, title and interest in 100% of the outstanding limited liability company membership interest in Lincoln Pipeline LLC, a Delaware limited liability company (the “Lincoln Membership Interests”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, MPL hereby distributes, assigns, transfers, conveys and delivers the Lincoln Membership Interests to MPCI and MPCI hereby unconditionally and absolutely acquires, accepts and assumes from MPL the Lincoln Membership Interests.

To have and to hold the Lincoln Membership Interests unto MPCI, its successors and assigns, forever.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by MPL, MPCI and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by MPL and MPCI.

In witness whereof, the parties have executed this Agreement as of the date set forth above.

MPL Investment LLC		MPC Investment LLC

By:		By:

Name:	Donald C. Templin	Name:	Gary R. Heminger

Title:	President	Title:	Chief Executive Officer

EXHIBIT M1B

DISTRIBUTION AND ASSUMPTION AGREEMENT

This Distribution and Assumption Agreement (this “Agreement”) is entered into as of September 1, 2017, by and between MPL Investment LLC a Delaware limited liability company (“MPL”) and MPC Investment LLC, a Delaware limited liability company (“MPCI”).

WHEREAS, MPL desires to distribute to MPCI all of its rights, title and interest in 100% of the outstanding limited liability company membership interests in MPL Louisiana Holdings LLC, a Delaware limited liability company (the “Louisiana Membership Interests”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, MPL hereby distributes, assigns, transfers, conveys and delivers the Louisiana Membership Interests to MPCI and MPCI hereby unconditionally and absolutely acquires, accepts and assumes from MPL the Louisiana Membership Interests.

To have and to hold the Louisiana Membership Interests unto MPCI, its successors and assigns, forever.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by MPL, MPCI and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by MPL and MPCI.

In witness whereof, the parties have executed this Agreement as of the date set forth above.

MPL Investment LLC		MPC Investment LLC

By:		By:

Name:	Donald C. Templin	Name:	Gary R. Heminger

Title:	President	Title:	Chief Executive Officer

EXHIBIT M2A

CONTRIBUTION AND ASSUMPTION AGREEMENT

This Contribution and Assumption Agreement (this “Agreement”) is entered into as of September 1, 2017, by and between MPC Investment LLC, a Delaware limited liability company (“MPCI”) and MPLX GP LLC, a Delaware limited liability company (“MPLX GP”), pursuant to that certain Membership Interests and Shares Contributions Agreement, dated September 1, 2017, to which MPLX GP and MPCI are parties (the “Contributions Agreement”). Capitalized terms used and not defined herein have the meanings given to such terms in the Contributions Agreement.

In accordance with Section 2.3 of the Contribution Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, MPCI hereby contributes, assigns, transfers, conveys and delivers the MPLX GP Membership Interests and MPLX GP Shares to MPLX GP, free and clear of all liens, other than as set forth in the Contributed Entities’ or Joint Venture Companies’ Organizational Documents and other than restrictions on transfer under applicable federal and state securities laws, and MPLX GP hereby unconditionally and absolutely acquires, accepts and assumes from MPCI the MPLX GP Membership Interests and MPLX GP Shares.

To have and to hold the MPLX GP Membership Interests and MPLX GP Shares unto MPLX GP, its successors and assigns, forever.

Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the covenants, agreements, representations and warranties of any of the parties set forth in the Contributions Agreement. If there is a conflict between the provisions of the Contributions Agreement and the provisions of this Agreement, the provisions of the Contributions Agreement shall control.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by MPLX GP, MPCI and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by MPLX GP and MPCI.

In witness whereof, the parties have executed this Agreement as of the date set forth above.

MPLX GP LLC		MPC Investment LLC

By:		By:

Name:	Michael J. Hennigan	Name:	Gary R. Heminger

Title:	President	Title:	Chief Executive Officer

EXHIBIT M2B

CONTRIBUTION AND ASSUMPTION AGREEMENT

This Contribution and Assumption Agreement (this “Agreement”) is entered into as of September 1, 2017, by and between MPC Investment LLC, a Delaware limited liability company (“MPCI”) and MPLX Logistics Holdings LLC, a Delaware limited liability company (“Logistics”), pursuant to that certain Membership Interests and Shares Contributions Agreement, dated September 1, 2017, to which Logistics and MPCI are parties (the “Contributions Agreement”). Capitalized terms used and not defined herein have the meanings given to such terms in the Contributions Agreement.

In accordance with Section 2.1 of the Contribution Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, MPCI hereby contributes, assigns, transfers, conveys and delivers the Logistics Membership Interests and Logistics Shares to Logistics, free and clear of all liens, other than as set forth in the Contributed Entities’ and Joint Venture Companies’ Organizational Documents and other than restrictions on transfer under applicable federal and state securities laws, and Logistics hereby unconditionally and absolutely acquires, accepts and assumes from MPCI the Logistics Membership Interests and Logistics Shares.

To have and to hold the Logistics Membership Interests and Logistics Shares unto Logistics, its successors and assigns, forever.

Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the covenants, agreements, representations and warranties of any of the parties set forth in the Contributions Agreement. If there is a conflict between the provisions of the Contributions Agreement and the provisions of this Agreement, the provisions of the Contributions Agreement shall control.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Logistics, MPCI and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by Logistics and MPCI.

In witness whereof, the parties have executed this Agreement as of the date set forth above.

MPLX Logistics Holdings LLC		MPC Investment LLC

By:		By:

Name:	Timothy T. Griffith	Name:	Gary R. Heminger

Title:	Vice President	Title:	Chief Executive Officer

SCHEDULE 5.13
Adverse Changes

None